UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Rainmaker Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 15, 2008

TO THE STOCKHOLDERS OF

RAINMAKER SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Rainmaker Systems, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 15, 2008, at 8:00 a.m. Pacific Daylight Savings Time at the PruneYard Plaza Hotel, 1995 South Bascom Ave, Campbell, CA 95008, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect one director to serve on the Company’s Board of Directors for a three-year term ending in the year 2011 or until his successor is duly elected and qualified;

2.	To consider and act upon a proposal to amend the 2003 Stock Incentive Plan;

3.	To ratify the appointment of BDO Seidman, LLP as independent registered public accountants of the Company for the fiscal year ending December 31, 2008; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 28, 2008, are entitled to notice of and to vote at the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors,

Michael Silton

President and Chief Executive Officer

Campbell, California

April 15, 2008

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY; COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

Rainmaker Systems, Inc.

900 East Hamilton Suite 400

Campbell, CA 95008

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2008

General

The enclosed proxy (“Proxy”) is solicited on behalf of the Board of Directors of Rainmaker Systems, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Thursday, May 15, 2008 (the “Annual Meeting”). The Annual Meeting will be held at 8:00 a.m. Pacific Daylight Savings Time at the PruneYard Plaza Hotel, 1995 South Bascom Ave, Campbell, CA 95008. These proxy solicitation materials were mailed on or about April 15, 2008, to all stockholders entitled to vote at the Annual Meeting.

Voting; Quorum

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On March 28, 2008, the record date (the “Record Date”) for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 20,315,653 shares of the Company’s common stock, par value $0.001 (the “Common Stock”), were issued and outstanding. No shares of the Company’s Preferred Stock, par value $0.001, were outstanding.

In the election of directors, the nominee receiving the highest number of affirmative votes shall be elected. Proposal Two must be approved by the affirmative vote (in person or by proxy) of holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Proposal Three must be approved by the affirmative vote of holders of outstanding shares of Common Stock representing a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. The presence at the Annual Meeting, either in person or by proxy, of holders of shares of outstanding Common Stock entitled to vote and representing a majority of the voting power of such shares shall constitute a quorum for the transaction of business. Abstentions and shares held by brokers that are present in person or represented by proxy but that are not voted because the brokers were prohibited from exercising discretionary authority (“broker non-votes”) will be counted for the purpose of determining if a quorum is present. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved. The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Proxies

If the enclosed form of Proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted FOR the election of the one nominee to the Board of Directors listed in the Proxy, unless the authority to vote for the election of such nominee is withheld, and, if no contrary instructions are given, the Proxy will be voted FOR the approval of Proposal Two and Proposal Three described in the accompanying Notice and this Proxy Statement. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company at the Company’s principal executive offices, located at 900 East Hamilton Avenue, Suite 400, Campbell, California 95008, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

Solicitation

The Company will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or any other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies by any process other than by mail.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE: ELECTION OF DIRECTORS

General

The Company’s Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The Board currently consists of five persons divided into three classes, Class I, Class II and Class III, with Class I consisting of two directors, Class II consisting of two directors and Class III consisting of one director. The directors elected to Class I in 2007 are serving a term of three years, expiring at the 2010 Annual Meeting of Stockholders, or until their successors have been duly elected and qualified; the directors elected to Class II in 2007 are serving for a term of two years, expiring at the 2009 Annual Meeting of Stockholders, or until their successors have been duly elected and qualified; and the director elected to Class III in 2007 is serving for a term of one year, expiring at the 2008 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified.

Each returned Proxy can only be voted for the number of persons up for election (one). Unless individual stockholders specify otherwise, each returned Proxy will be voted FOR the election of the one nominee who is up for election. If, however, the nominee named herein is unable to serve or declines to serve at the time of the Annual Meeting, the persons named in the enclosed Proxy will exercise discretionary authority to vote for a substitute. The nominee for election has agreed to serve if elected, and management has no reason to believe that the nominee will be unavailable to serve.

Nominee for Class III Director for Term Ending Upon the 2011 Annual Meeting of Stockholders

The name, age, principal occupation, other business affiliations and certain other information concerning the nominee for election as a Class III director of the Company for a term ending upon the 2011 annual meeting of stockholders is set forth below. The nominee is currently a director of the Company.

Bradford Peppard, 52, has served as a director of our Company since 2004 and is currently a member of the Audit Committee and the Governance and Nominating Committee. Since 2003, Mr. Peppard has been President of LTP, a consulting firm specializing in high tech sales & marketing, direct marketing and market research. In addition, since 2002, Mr. Peppard has been President of Lime Tree Productions, a strategic marketing consulting firm. From 1999 to 2002, Mr. Peppard was President of CinemaScore Online, an online source of movie rating information. Prior to that, Mr. Peppard held Vice President of marketing positions at Aladdin Systems, Software Publishing Corporation and Quarterdeck Office Systems. Mr. Peppard’s financial experience includes positions as Treasurer of Trader Joe’s, Director of Finance and Administration (Controller) for CBS TV and CBS/Fox Studios, an MBA from Stanford Business School with a concentration in Finance, and prior audit committee experience with a number of public companies, including: Aladdin Systems, Monterey Bay Technology, and Oppenheimer Industries.

Continuing Class I Directors for Term Ending Upon the 2010 Annual Meeting of Stockholders

Michael Silton, 43, has served as Chief Executive Officer of our Company since October 1997 and as President of our Company since March 2005. He also served as Chairman of the Board since our Company’s inception through July 2003. In 1991, he founded our former business UniDirect, which specialized in the direct marketing and sales of business software.

Alok Mohan, 59, has served as a director of our Company since 1996 and as our Company’s Chairman of the Board since July 2003. Mr. Mohan also serves on the Company’s Audit Committee, Compensation Committee and its Governance and Nominating Committee. Mr. Mohan has also served on the board of directors of Saama Technologies, a privately held technology services firm, since April 2006, and on the board of directors of Tech Team Global, Inc., a provider of outsourced, multilingual help desk services and specialized IT solutions listed on the Nasdaq Global Market, since May 2006. Mr. Mohan served as the Chairman of the board of directors of Tarantella, until its acquisition by Sun Microsystems in 2005. Prior to that appointment, he served as Chief Executive Officer of Santa Cruz Operations, or SCO, from July 1995 until April 1998. Prior to that, from May 1994 to July 1995, Mr. Mohan served as Senior Vice President, Operations and Chief Financial Officer of SCO. Prior to joining SCO, Mr. Mohan was employed with NCR, a business software and services company, where he served as Vice President of Strategic Planning and Controller from July 1993 to May 1994. From January 1990 until July 1993, Mr. Mohan served as Vice President and General Manager of the Workstation Products Division at NCR. Mr. Mohan also serves on the board of directors of Stampede and Crystal Graphics.

Continuing Class II Directors for Term Ending Upon the 2009 Annual Meeting of Stockholders

Robert Leff, 61, has served as a director of the Company since 1996. He is currently a member of the Audit Committee and the Compensation Committee. Mr. Leff is a strategic consultant to early and growth stage companies in the personal computer industry. He is also a director of PackageX, a private company that delivers a web-based collaboration system for the packaging industry and AgeServe Communications, a private business-to-business and business-to-government provider of video services to senior community operators, companies and governmental agencies. He co-founded Merisel (formerly Softsel Computer Products) in 1980 and successfully developed the venture into one of the nation’s largest and fastest growing service companies. In 1993, Merisel was named to both the Forbes 500 and Fortune Service 500 lists. Mr. Leff served as President of Softsel for five years. Under his direction the company grew rapidly into a $200 million multinational computer products distributor. In 1985, Softsel was rated the fourth fastest growing private company in the US by Inc. magazine. As Co-Chairman and European Managing Director he ran the company’s European operations from its London headquarters during 1985 and 1986. He was responsible for product acquisitions from 1986 through 1990 and then served as Senior Vice President of Worldwide MIS through 1992. Mr. Leff was named one of the PC industry’s 25 most influential executives by CRN (Computer Reseller News) in 1988. In 1994, he retired from Merisel. Prior to founding Softsel, he worked in various data processing development and management positions for companies including BASF, Informatics and Citibank. Mr. Leff earned a BS degree in business administration and a MS degree in computer science from the University at Albany.

Mitchell Levy, 47, has served as a director of our Company since 2004 and is currently a member of the Compensation Committee and the Governance and Nominating Committee. Since September 2004, he has served as Chief Executive Officer of Happy About, a quick2publish book publishing company. Additionally, he has served as a partner in CXOnetworking since May 2007, and has served as a director of the Silicon Valley Executive Business Program since March 2003. Mr. Levy is an author, consultant, educator, and evangelist of strategic management, and a frequent public speaker on business trends. Previously, he was the conference chair at four Comdex conferences, founded and operated the E-Commerce Management Program at San Jose State University and spent nine years at Sun Microsystems, the last four of which he ran the e-commerce component of Sun Microsystems’ supply chain.

Director Independence

The Board of Directors has determined that each of Messrs. Leff, Levy, Mohan and Peppard is “independent,” as that term is defined by applicable rules of the SEC and the Nasdaq Global Market.

Meetings and Committees of the Board of Directors

The Board of Directors held 4 regularly scheduled meetings and 2 special meetings during the fiscal year ended December 31, 2007 (the “2007 Fiscal Year”). Additionally, the Board operated by Unanimous Written Consent twice during the 2007 Fiscal Year. The Board of Directors has an Audit Committee, a Governance and Nominating Committee and a Compensation Committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 2007 Fiscal Year. The Board of Directors also consulted informally with management during the 2007 Fiscal Year.

We have not established a formal policy regarding director attendance at our annual meetings of stockholders. One director attended last year’s annual meeting of stockholders.

Audit Committee. The Audit Committee presently consists of Messrs. Leff, Mohan and Peppard, with Mr. Peppard serving as the Chairman of the Audit Committee. The Audit Committee oversees the Company’s accounting and financial reporting policies and internal controls, reviews and monitors the corporate financial reporting and external audit of the Company, including, among other things, the independent auditors’ qualifications and independence, the results and scope of the annual audit and other services provided by the Company’s independent auditors and the Company’s compliance with legal matters that have a significant impact on the Company’s financial reports. The Audit Committee also consults with the Company’s management and the Company’s independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of the Company’s financial affairs. In addition, the Audit Committee is responsible for pre-approving all services performed by the Company’s independent accountants, and considering and recommending the appointment of, and reviewing fee arrangements with, the Company’s independent auditors. The Audit Committee was formed in May 1999 and held 5 meetings during the 2007 Fiscal Year. Members of the Audit Committee are elected by the Board of Directors and serve one-year terms. The Annual Report of the Audit Committee appears hereafter under “Report of the Audit Committee of the Board of Directors.” The Board of Directors adopted a written charter for the Audit Committee in 2000. A copy of the Audit Committee charter is attached as Exhibit A to this Proxy Statement.

The Board of Directors has determined that each of the members of the Audit Committee is “independent,” as that term is defined by applicable rules of the SEC and the Nasdaq Global Market. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. The Board has also determined that Mr. Peppard, Chairman of the Audit Committee, is an “audit committee financial expert” as defined under applicable rules of the SEC and the Nasdaq Global Market.

Governance and Nominating Committee. The Board formed a Nominating Committee in February 2004, which in 2006 was renamed its “Governance and Nominating Committee”. The Governance and Nominating committee held 2 meetings during the 2007 Fiscal Year. The Governance and Nominating Committee is currently composed of Messrs. Mohan, Peppard and Levy, with Mr. Levy serving as the Chairman of the Governance and Nominating Committee. The Governance and Nominating Committee oversees the Company’s corporate governance functions on behalf of the Board, recommends to the Board the persons to be nominated for election as directors at any meeting of stockholders and oversees the evaluation of the Board. The Board has determined that Messrs. Mohan, Peppard and Levy are each “independent,” as that term is defined by applicable rules of the SEC and the Nasdaq Global Market. The Governance and Nominating Committee acts pursuant to a written charter. A copy of the Governance and Nominating Committee charter is attached as Exhibit B to this Proxy Statement.

Stockholders may recommend director candidates for inclusion by the Board of Directors in the slate of nominees that the Board recommends to stockholders for election. The Governance and Nominating Committee will review the qualifications of recommended candidates. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election as a director by the stockholders, his or her name will be included in the Company’s proxy card for the stockholder meeting at which his or her election is recommended.

Stockholders may recommend individuals to the Governance and Nominating Committee for consideration as potential director candidates by submitting their names and background to the Chairman of the Governance and Nominating Committee, at the address set forth below under the heading “Stockholder Communications”.

The Governance and Nominating Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The process followed by the Governance and Nominating Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Governance and Nominating Committee and the Board. The Governance and Nominating Committee is authorized to retain advisers and consultants and to compensate them for their services.

Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Governance and Nominating Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members or by other persons. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Governance and Nominating Committee will apply the criteria which are set forth in its written charter. These criteria include the candidate’s integrity, business acumen, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Governance and Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Governance and Nominating Committee or the Board, by the procedures set forth below under the heading “Deadline for Receipt of Stockholder Proposals for 2009 Annual Meeting.”

Compensation Committee. The Compensation Committee consists of Messrs. Mohan, Levy and Leff, with Mr. Leff serving as the Chairman of the Compensation Committee. The Compensation Committee reviews and approves salaries, benefits and bonuses for the Chief Executive Officer, Chief Financial Officer and other executive officers of the Company. It reviews and recommends to the Board of Directors on matters relating to employee compensation and benefit plans. The Compensation Committee also administers the Company’s stock plans. The Board has determined that Messrs. Mohan, Levy and Leff are each “independent” as that term is defined by the applicable rules of the SEC and the Nasdaq Global Market.

The Compensation Committee was formed in May 1999 and held 3 meetings during the 2007 Fiscal Year. Additionally, the Compensation Committee operated by Unanimous Written Consent 1 time during the 2007 Fiscal Year. The Annual Report of the Compensation Committee appears hereafter under the heading “Compensation Committee Report.”

Stockholder Communications

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from legal counsel, the Chairman of the Governance and Nominating Committee is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Governance and Nominating Committee considers to be important to the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to: The Board of Directors, Rainmaker Systems, Inc., 900 East Hamilton Avenue, Suite 400, Campbell, CA 95008, Attention: Chairman of the Governance and Nominating Committee.

Director Compensation

Effective as of the first day of the calendar month in which the Annual Meeting occurs, all non-employee directors shall be paid $4,167 in monthly fees for each month of service as a director (with the exception of the Chairman of the Board, who shall be paid $8,334 in monthly fees). There will be no other fees paid relating to meetings attended during the year.

In addition, each non-employee Board member who continues to serve as a non-employee Board member after each annual meeting of stockholders, commencing with the Annual Meeting, including each of the Company’s current non-employee Board members, will be granted under the Company’s 2003 Stock Incentive Plan 20,000 restricted shares of Common Stock (with the exception of the Chairman of the Board, who will be granted 50,000 restricted shares), in each case, provided such individual has served on the Board for at least six months. The annual restricted stock grants to the non-employee Board members shall vest  1/4 per year over 4 years and shall otherwise be subject to the terms and conditions of the Company’s 2003 Stock Incentive Plan.

The table below summarizes the compensation paid by the Company to non-employee Directors for the year ended December 31, 2007.

Director Compensation Table—2007

Name and Title	(1) Fees Earned or Paid in Cash ($)	(2) Stock Awards ($)	(2) Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non Qualified Deferred Compensation	All Other Compensation ($)	Total ($)
Alok Mohan, Chairman	62,500	96,822	26,190	—	—	—	185,512
Robert Leff, Director	39,791	17,531	10,476	—	—	—	67,798
Brad Peppard, Director	41,000	17,531	10,476	—	—	—	69,007
Mitchell Levy, Director	36,750	17,531	10,476	—	—	—	64,757

(1)	Includes retainer fees as applicable to each Director’s position on the Board and their participation in additional committees as well as any reimbursement for travel or other fees.

(2)	Stock and option awards relate to the accounting expense for unvested options and restricted stock awards in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (SFAS 123(R)), which requires the expensing of equity stock awards. As Board Chairman, Mr. Mohan was awarded 21,250 shares of non-vested restricted stock on May 15, 2007, which vests 50% annually over two years beginning on May 15, 2008. Additionally, Mr. Mohan’s stock awards expense includes the 2007 expense for the 31,000 shares of restricted stock that he was awarded in 2006. Mr. Leff, Mr. Peppard and Mr. Levy were each awarded 8,500 shares of non-vested restricted stock on May 15, 2007, which vest 50% annually over two years beginning on May 15, 2008. As Board Chairman, Mr. Mohan was awarded options to purchase 21,250 common shares at an exercise price of $7.03 on May, 15, 2007, which vest 50% annually over two years beginning on May 15, 2008. Mr. Leff, Mr. Peppard and Mr. Levy were each awarded options to purchase 8,500 common shares at an exercise price of $7.03 on May 15, 2007, which vest 50% annually over two years beginning on May 15, 2008.

Transactions with Related Persons

The Chairman of our Board of Directors also serves on the board of directors of Saama Technologies, a technology services firm. During the year ended December 31, 2007, we paid Saama Technologies $293,000 for technology services. We may continue to utilize their services and may expand the scope of the services that they provide to us in the future.

Although no formal written policy is in place, our Board of Directors is responsible for reviewing and approving the terms and conditions of all significant related party transactions.

Required Vote

The nominee receiving the highest number of affirmative votes of the outstanding shares of Common Stock, present or represented and entitled to be voted for such nominee, shall be elected as a Class III director for a term ending upon the 2011 annual meeting of stockholders or until his successor is duly elected and qualified. The Proxies cannot be voted for a greater number of persons than one.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of the nominee listed above.

PROPOSAL TWO: AMENDMENT OF 2003 STOCK INCENTIVE PLAN

The Amendment

The Rainmaker Systems Board of Directors has approved, subject to the approval of its stockholders, an amendment to the Company’s 2003 Stock Incentive Plan (“2003 Plan”) in the form of an amended and restated 2003 Plan. The amendment (1) increases the aggregate number of shares of common stock available for issuance under the 2003 Plan by 950,000 shares, (2) increases the maximum number of shares that can be issued under the annual evergreen provision of the 2003 Plan from 600,000 shares to 1,000,000 shares (or, if less 4% of the outstanding shares on the last trading day in December of the then immediately preceeding calendar year), and (3) permits awards with respect to such increased number of shares potentially over the next ten years through May 15, 2018 (the “Plan Amendment”).

Currently under the 2003 Plan, an aggregate of 3,755,690 shares of common stock (plus an automatic annual increase of 4% of the total outstanding shares up to a maximum of 600,000 shares) may be made the subject of unrestricted shares, stock options, share appreciation rights and restricted shares (collectively “Awards”). As of March 12, 2008, there were approximately 335,000 shares available for grant under the 2003 Plan. The Board of Directors has determined that the number of shares remaining under the 2003 Plan is insufficient to continue to meet the Company’s needs of attracting and retaining employees (including officers), non-employee directors, independent consultants and advisors. The Board of Directors believes that for the foreseeable future, it is in our best interest to engage and compensate such persons through the payment of shares of our common stock.

The automatic annual increase will continue to be at a rate of 4%, but the maximum number of shares will be adjusted to better align the annual evergreen to the company’s growth over the last five years. The Board of Directors believes that it is in our best interest to maintain a sufficient number of shares under the 2003 Plan which keeps pace with the rate of the Company’s growth.

Provided the stockholders approve of the amendment to the 2003 Plan, the plan will be amended and restated in the form attached hereto as Appendix A. The principal provisions of the 2003 Plan are summarized below. The following summary of the material provisions of the 2003 Plan does not purport to be complete and is qualified in its entirety by the terms of the 2003 Plan, a complete copy of which is attached as Exhibit 99.1 to Form 8-K filed on May 17, 2007.

Summary of the Plan

Plan Adoption

The 2003 Plan was adopted by the Board in April 2003 and serves as a successor to the 1999 Plan. The 1999 Plan became effective in connection with the initial public offering of the Common Stock and served as the successor to the Company’s 1995 Stock Option/Stock Issuance Plan and 1998 Stock Option/Stock Issuance Plan. No further option grants are made under the 1999 Plan, the 1998 Stock Option/Stock Issuance Plan or 1995 Stock Option/Stock Issuance Plan. The 2003 Plan was amended and restated effective May 15, 2007. The plan was amended in 2007 to provide for new annual grants to non-employee members of the Board and to reflect the 5-for-1 reverse stock split of our common stock, which was effective as of December 15, 2005, and certain changes in applicable tax, securities and accounting rules arising after the date the 2003 Plan was adopted. If the shareholders approve of the Plan Amendment, the 2003 Plan will be amended and restated again as of May 15, 2008. If the shareholders do not approve the Plan Amendment, the provisions of the 2003 Plan as in effect without regard to the Plan Amendment shall remain in effect.

Plan Structure

The 2003 Plan is divided into five (5) separate equity incentive programs: (i) the Discretionary Option Grant Program, (ii) the Salary Investment Option Grant Program, (iii) the Stock Issuance Program, (iv) the Automatic Option Grant/Stock Issuance Program and (v) the Director Fee Option Grant Program. The Salary Investment Option Grant and Director Fee Option Grant Programs will not be implemented until such time as the Compensation Committee deems appropriate. The principal features of each of the five programs are described later below.

Plan Administration

The Compensation Committee of the Board will have exclusive authority to administer the Discretionary Option Grant Program and the Stock Issuance Program with respect to all eligible individuals. However, the Board may also appoint a secondary committee of one or more Board members to have separate but concurrent authority to make option grants and stock issuances under those programs to all eligible individuals other than the Company’s executive officers and non-employee Board members. The term “Plan Administrator,” as used in this Proposal, will mean either the Compensation Committee or any secondary committee, to the extent each such entity is acting within the scope of its administrative jurisdiction under the 2003 Plan. The Compensation Committee will also have the exclusive authority to select the executive officers and other highly compensated employees who may participate in the Salary Investment Option Grant Program. Grants under the Salary Investment Option Grant Program, the Director Fee Option Grant Program or the Automatic Option Grant/Stock Issuance Program for the non-employee Board members will be made in compliance with the express provisions of each such program.

Eligibility

Employees (including officers), non-employee Board members, and independent consultants and advisors in the service of the Company or its parent and subsidiaries (whether now existing or subsequently established) will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Executive officers and other highly compensated employees may also be eligible to participate in the Salary Investment Option Grant Program. Non-employee Board members will also be eligible to participate in the Automatic Option Grant/Stock Issuance Program and the Director Fee Option Grant Program.

Share Reserve

The maximum number of shares of Common Stock that can be issued under the 2003 Plan is 3,755,6901. This amount is increased on the first trading day in January each year by an amount equal to four percent (4%) of the total number of shares of Common Stock outstanding on the last trading day in December of the then prior year, but in no event may the annual increase exceed 600,000 shares. However, if the Plan Amendment is

[1]

The maximum number of shares that could be issued under the 2003 Plan as of May 14, 2003 was 7,173,524. On December 15, 2005, the 2003 Plan was subject to a 5 for 1 reverse stock split. Annual evergreen increases (adjusted as necessary for the 5 for 1 reverse stock split) of 313,348 shares, 355,360 shares, 452,277 shares, 600,000 shares and 600,000 shares occurred on the first trading day in January of 2004, 2005, 2006, 2007 and 2008 respectively.

approved, an additional 950,000 shares will be added to the number of shares reserved under 2003 Plan and the amount by which the number of shares reserved under the 2003 Plan will increase on the first trading day in January each year will be the lesser of (i) four percent (4%) of the total number of shares of Common Stock outstanding on the last trading day in December of the then prior year and (ii) 1,000,000 shares.

In no event may any one individual participating in the 2003 Plan be granted stock options or separately exercisable stock appreciation rights for more than 200,000 shares of Common Stock in the aggregate during each calendar year under the 2003 Plan. Awards under the 2003 Plan may also be subject to the $1,000,000 limitation under Section 162(m) of the Internal Revenue Code.

The shares of Common Stock issuable under the 2003 Plan may be drawn from shares of authorized but unissued Common Stock or from shares of Common Stock that the Company acquires, including shares purchased on the open market.2 In the event any change is made to the Common Stock issuable under the 2003 Plan by reason of any stock split, stock dividend, combination of shares, merger, reorganization, consolidation, recapitalization, exchange of shares, or other change in capitalization of the Company affecting the outstanding shares of Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 2003 Plan (including the maximum amount of the annual increase), (ii) the maximum number and/or class of securities for which any one individual may be granted stock options, separately exercisable stock appreciation rights or direct stock issuances under the 2003 Plan, (iii) the class and/or number of securities and price per share in effect under each outstanding option granted under the 2003 Plan, and (iv) the class and/or number of securities for which automatic option grants and restricted stock issuances are to be subsequently made to new and continuing non-employee Board members under the Automatic Option Grant/Stock Issuance Program. The adjustments to the outstanding options will prevent the dilution or enlargement of benefits thereunder.

Discretionary Option Grant Program

Grants

The Plan Administrator will have complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the maximum term for which any granted option is to remain outstanding and, generally, the vesting schedule to be in effect for the option grant.

Price and Exercisability

Each granted option will have an exercise price per share not less than 100% of the fair market value per share of Common Stock on the option grant date, and no granted option will have a term in excess of 10 years. The shares subject to each option will generally become exercisable for fully-vested shares in a series of installments over a specified period of service measured from the grant date. However, the Plan Administrator shall have the discretion to grant options that are exercisable for unvested shares of Common Stock. Such shares shall be subject to repurchase by the Company on terms established by the Plan Administrator, if the optionee ceases service with the Company prior to vesting in those shares.

The exercise price may be paid in cash or in shares of common stock or through a same-day sale program pursuant to which a brokerage firm is to effect an immediate sale of the shares purchased under the option and

[2]

Shares subject to any outstanding options under the 1999 Plan that expire or otherwise terminate prior to exercise will not be available for subsequent issuance under the 2003 Plan. In addition, unvested shares issued under the 1999 Plan that the Company subsequently purchases, at the option exercise or direct issue price paid per share, pursuant to the Company’s repurchase rights under the 1999 Plan will not be available for subsequent issuance.

pay over to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options will generally not be assignable or transferable other than by will or the laws of inheritance and, during the optionee’s lifetime, the option may be exercised only by such optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee’s lifetime to one or more members of the optionee’s immediate family or to a trust established exclusively for one or more such family members or to the optionee’s former spouse, to the extent such transfer or assignment is in furtherance of the optionee’s estate plan or pursuant to a domestic relations order. The optionee may also designate one or more beneficiaries to automatically receive his or her outstanding options at death.

Termination of Service

Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. Under no circumstances may an option be exercised after the specified expiration date of the option term. The Plan Administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part.

Corporate Transaction

In the event of a Corporate Transaction (defined below), each outstanding option under the Discretionary Option Grant Program that will not be assumed by the successor corporation or otherwise replaced with a cash incentive program that preserves the existing option spread on the unvested option shares will automatically accelerate in full, except to the extent the Company’s repurchase rights with respect to those shares are to be assigned to the successor corporation. The Plan Administrator will have the discretion to structure one or more option grants under the Discretionary Option Grant Program so that those options or shares will automatically vest in the event the individual’s service is subsequently terminated within a specified period (not to exceed 18 months) following a Corporate Transaction in which those options do not otherwise vest on an accelerated basis. The Plan Administrator may also structure one or more option grants under the Discretionary Option Grant Program so that those options will automatically vest in full upon a Corporate Transaction.

A Corporate Transaction includes one or more of the following stockholder-approved transactions to which the Company is a party: (i) a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company.

Change in Control

The Plan Administrator will have the discretionary authority to provide for automatic acceleration of outstanding options under the Discretionary Option Grant Program in connection with a Change in Control, with such acceleration or vesting to occur either at the time of the Change in Control or upon the subsequent termination of the participant’s service within a designated period, not to exceed 18 months following the effective date of such Change in Control.

A Change in Control will be deemed to occur under the 2003 Plan upon: (i) the acquisition of more than 50% of the Company’s outstanding voting stock pursuant to a tender or exchange offer made directly to the Company’s stockholders or (ii) a change in the composition of the Board of Directors over a period of 36 months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been members of the Board continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nominations was approved by the Board. In addition, the Plan Administrator can provide acceleration of outstanding options upon other events, including other transactions and other types of terminations.

The acceleration of vesting in the event of a change in the ownership or control of the Company is intended to provide employees with an incentive to remain in employment during periods when there is potential for a change in control of the Company and to consider transactions that might result in the termination of their employment, but may, under certain circumstances, have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

Stock Appreciation Rights

The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

Tandem stock appreciation rights provide the holders with the right to surrender all or part of an unexercised option for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash, shares of Common Stock or a combination of both.

Limited stock appreciation rights may be granted to officers of the Company as part of their option grants. Any option with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a Hostile Take-Over of the Company. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered share equal to the excess of (a) the Take-Over Price per share over (b) the exercise price payable for such share.

For purposes of such option cash-out provisions, the following definitions are in effect under the 2003 Plan:

Hostile Take-Over: the direct or indirect acquisition by any person or related group of persons (other than the Company or its affiliates) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend that such stockholders accept.

Take-Over Price: the greater of (A) the fair market value of the shares of Common Stock subject to the surrendered option, measured on the surrender date in accordance with the valuation provisions of the 2003 Plan described below, or (B) the highest reported price per share paid by the tender offeror in effecting the Hostile Take-Over.

Salary Investment Option Grant Program

In the event the Plan Administrator decides to put this program into effect for one or more calendar years, each of our executive officers and other highly compensated employees selected by the Plan Administrator may elect to reduce his or her base salary for the calendar year by an amount not less than $10,000 nor more than $50,000. Each selected individual who makes such an election will automatically be granted, on the first trading day in January of the calendar year for which his or her salary reduction is to be in effect, an option to purchase that number of shares of common stock determined by dividing the salary reduction amount by two-thirds of the fair market value per share of our common stock on the grant date. The option will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date. As a result, the option will be structured so that the fair market value of the option shares on the grant date less the exercise price payable for those shares will be equal to the amount of the salary reduction. The option will become exercisable in a series of twelve equal monthly installments over the calendar year for which the salary reduction is to be in effect.

Automatic Option Grant/Stock Issuance Program

Under the Automatic Option Grant/Stock Issuance Program, non-employee Board members will receive option grants and restricted stock issuances at specified intervals over their period of Board service. The terms and conditions governing the option grants and restricted stock issuances, which may be made under the Automatic Option Grant/Stock Issuance Program, are summarized below.

Under the Automatic Option Grant/Stock Issuance Program, each individual who first joins the Board as a non-employee Board member will receive an automatic option grant for 20,000 shares of Common Stock which will be granted on the date the non-employee Board member joins the Board. Commencing with the 2008 Annual Meeting, each individual who has served as a non-employee Board member for at least six (6) months prior to an annual meeting of stockholders, will automatically be issued 20,000 restricted shares of Common Stock on the date of such annual meeting (with the exception of the Chairman of the Board, who will be issued 50,000 restricted shares of Common Stock on the date of such annual meeting).

Each option grant under the Automatic Option Grant/Stock Issuance Program has an exercise price per share equal to 100% of the fair market value per share of Common Stock on the grant date and a maximum term of 10 years measured from such date, subject to earlier termination upon the optionee’s cessation of Board service. Each option grant under the Automatic Option Grant/Stock Issuance Program shall be immediately exercisable for all of the option shares. However, any unvested shares shall be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee’s termination of service prior to vesting in such shares. Each initial 20,000-share option vests in a series of eight (8) successive equal quarterly installments upon the director’s completion of each three (3)-month period of service over the twenty-four (24)-month period measured from the grant date. Each annual 20,000-share award (or, in the case of the Chairman of the Board, each annual 50,000-share award) shall vest in a series of four (4) successive annual installments upon the participant’s completion of each one (1)-year period of service as a Board member over the four (4)-year period measured from the grant date.

The automatic option grants remain exercisable for a twelve (12)-month period following the non-employee Board member’s cessation of Board service for any reason. During the applicable exercise period, the option may not be exercised for more than the number of shares (if any) for which the option is vested at the time of his or her cessation of Board service.

The shares subject to each automatic option grant and restricted stock issuance immediately vest should any of the following events occur during the non-employee Board member’s period of Board service: (i) in the case of options, the non-employee Board member’s death or permanent disability or (ii) a Corporate Transaction or Change in Control. In addition, upon the successful completion of a Hostile Take-Over, each automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the Take-Over Price per share over (b) the exercise price payable for such share. Stockholder approval of this Proposal will also constitute pre-approval of each option granted with such surrender right on or after the date of the Annual Meeting and the subsequent exercise of that right in accordance with the foregoing provisions. In addition, non-employee Board members are also eligible to receive option awards under the Discretionary Option Grant Program.

Stock Issuance Program

Shares may be sold under the Stock Issuance Program at a price per share not less than their fair market value, payable in cash or, in the discretion of the Plan Administrator, through a promissory note payable to the Company. Shares may also be issued as a bonus for past services without any cash outlay required of the recipient. Shares of common stock may also be issued under the Stock Issuance Program pursuant to share right awards, which entitle the recipients to receive those shares upon the attainment of designated performance goals or completion of a specified service period. The Plan Administrator will have complete discretion under this program to determine which eligible individuals are to receive such stock issuances or share right awards, the time or times when such issuances or awards are to be made, the number of shares subject to each such issuance or award and, generally, the vesting schedule to be in effect for the stock issuance or share rights award.

The vesting schedule for each stock issuance will generally be determined by the Plan Administrator at the time of issuance. The shares may be fully-vested upon the date of issuance, may vest in one or more installments over the participant’s period of future service or vesting may be conditioned upon the attainment of performance milestones. Such shares may vest in full prior to such dates in the event of a Corporate Transaction or Change in Control, according to the parameters described for the Discretionary Option Grant Program in the “Corporate Transaction” and “Change in Control” sections above or such other terms as the Plan Administrator may specify, and, in addition, the Plan Administrator will have the discretionary authority at any time to accelerate the vesting of any and all share rights awards and all unvested shares outstanding under the Stock Issuance Program.

Outstanding share right awards under the Stock Issuance Program will automatically terminate, and no shares of common stock will actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The Plan Administrator, however, will have the discretionary authority to issue shares of common stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals are not attained.

Director Fee Option Grant Program

If this program is put into effect in the future, then each non-employee Board member may elect to apply all or a portion of any cash retainer fee for the year to the acquisition of a below-market option grant. The option grant will automatically be made on the first trading day in January in the year for which the non-employee board member would otherwise be paid the cash retainer fee in the absence of his or her election. The option will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date, and the number of shares subject to the option will be determined by dividing the amount of the retainer fee applied to the program by two-thirds of the fair market value per share of our common stock on the grant date. As a result, the option will be structured so that the fair market value of the option shares on the grant date less the exercise price payable for those shares will be equal to the portion of the retainer fee applied to that option. The option will become exercisable in a series of twelve equal monthly installments over the calendar year for which the election is in effect. However, the option will become immediately exercisable for all the option shares upon the death or disability of the optionee while serving as a board member.

General Plan Provisions

Valuation

For all valuation purposes under the 2003 Plan, the fair market value per share of common stock on any date will be deemed equal to the closing selling price per share on that date, as reported on the Nasdaq Global Market or, in the future if the Common Stock is traded on any other stock exchange, the fair market value will be deemed equal to the closing selling price per share on that date, as reported on such stock exchange.

Vesting Acceleration

In the event of a Corporate Transaction or Change in Control, the vesting of outstanding options under the Discretionary Option Grant Program and outstanding stock issuances under the Stock Issuance Program may be accelerated according to the terms and conditions of these programs, as described in more detail above.

The shares subject to each option under the Salary Investment Option Grant and Director Fee Option Grant Programs will immediately vest upon (i) an acquisition of the Company by merger or asset sale, (ii) the successful completion of a tender offer for more than 50% of the Company’s outstanding voting stock or (iii) a change in the majority of the Board effected through one or more contested elections for Board membership.

The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

Cancellation/Regrant

The Plan Administrator will have the authority to effect, with the consent of the affected option holders, the repricing of outstanding options or the cancellation of outstanding options in return for the grant of new options for the same or a different number of option shares with an exercise price per share based upon the fair market value of the common stock on the new grant date.

Special Tax Withholding Election

The Plan Administrator may provide one or more holders of options or unvested share issuances under the 2003 Plan with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals may become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.

Amendment and Termination

The Board may amend or modify the 2003 Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board, the 2003 Plan will terminate on the earliest of (i) March 31, 2013 for awards relating to the share reserve in effect before the Plan Amendment, and May 15, 2018 for awards relating to all increases in the share reserve arising from the Plan Amendment, if approved, (ii) the date on which all shares available for issuance under the 2003 Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

FEDERAL INCOME TAX CONSEQUENCES

Option Grants

Options granted under the 2003 Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Internal Revenue Code, or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options. The optionee recognizes no taxable income at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition of the shares is made more than two years after the date the option is granted for those shares and more than one year after the date the option is exercised for those shares. If the sale or disposition occurs before these periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for those shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of the shares on the exercise date over (ii) the exercise price paid for those shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be taxable as a capital gain or loss.

If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee’s disposition of the purchased shares.

Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee’s termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date those shares vest over (ii) the exercise price paid for such shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for those shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Direct Stock Issuance

The tax principles applicable to direct stock issuances under the 2003 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Deductibility of Executive Compensation

The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options under the Discretionary Option Grant or Automatic Option Programs will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1.0 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m). However, option grants under the Salary Investment and Director Fee Option Grant Programs will not qualify as performance-based compensation, and any income tax deductions attributable to the exercise of those options will be subject to the $1.0 million limitation.

New Plan Benefits Table

Because all awards under the 2003 Plan are discretionary, it is not possible to predict the awards that will occur if the Plan Amendment is approved.

Effect of the Plan Amendment

If the Plan Amendment is approved, the 2003 Plan will be amended and restated in the form of the amended and restated 2003 Plan attached as Appendix A to this Proxy Statement. Such amended and restated 2003 Plan will (1) increase the aggregate number of shares of common stock available for issuance under the 2003 Plan by 950,000 shares, (2) increase the maximum number of shares that can be issued under the annual evergreen provision of the 2003 Plan from 600,000 shares to 1,000,000 shares (or, if less 4% of the outstanding shares on the last trading day in December of the then immediately preceding calendar year) and (3) permit awards with respect to such increased number of shares potentially over the next ten years through May 15, 2018.

Required Vote

In order for the Plan Amendment to take effect, it must be approved by the affirmative vote (in person or by proxy) of holders of a majority of the outstanding shares of Common Stock entitled to vote thereon.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR approval of the Plan Amendment in order to satisfy the listing requirements of the Nasdaq Global Market well as to permit the granting of awards that may qualify for exemption from Code Section 162(m) and that may qualify for the favorable tax treatment available for incentive stock options under Code Section 422.

PROPOSAL THREE: RATIFICATION OF BDO SEIDMAN, LLP

AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO Seidman, LLP (“BDO Seidman”) was engaged as the Company’s independent registered public accounting firm on October 7, 2004. Audit services provided by BDO Seidman during the 2007 Fiscal Year included the examination of our financial statements and services related to filings with the SEC and other regulatory bodies.

Principal Accountant Fees and Services

For the fiscal years ended December 31, 2007 and December 31, 2006, BDO Seidman, our independent registered public accounting firm, billed the approximate fees set forth below:

Audit Fees

Aggregate fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and internal control over financial reporting, reviews of the interim condensed consolidated financial statements included in quarterly filings, and services that are normally provided by BDO Seidman in connection with statutory and regulatory filings or engagements, including comfort letters and consents, except those not required by statute or regulation. Aggregate fees billed for audit services were $849,470 and $401,668 for the years ended December 31, 2007 and December 31, 2006, respectively.

Audit-Related Fees

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include due diligence and audits in connection with acquisitions, and consultations concerning financial accounting and reporting standards. Aggregate fees billed for audit-related services were $31,239 and $29,618 for the years ended December 31, 2007 and December 31, 2006, respectively.

Tax Fees

Tax fees consist of fees billed for professional services rendered for state and federal tax compliance and advice, and tax planning. Aggregate fees for tax services were $40,674 and $39,904 during the years ended December 31, 2007 and 2006, respectively.

All Other Fees

None.

All engagements for services by BDO Seidman or other independent registered public accountants are subject to pre-approval by the Audit Committee; however, de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The pre-approval of the Audit Committee was obtained for all services provided by BDO Seidman in the 2007 Fiscal Year.

The Audit Committee, composed entirely of independent directors, recommended to the Board of Directors that BDO Seidman be appointed as our independent registered public accounting firm for the fiscal year ending December 31, 2008. As our independent registered public accounting firm, BDO Seidman will audit our financial statements for the 2008 fiscal year and perform audit-related services in connection with various accounting and financial reporting matters. BDO Seidman may perform certain non-audit services for the Company, subject to pre-approval by the Audit Committee.

The Board of Directors approved the selection of BDO Seidman as our independent registered public accounting firm for the 2008 fiscal year and is asking the stockholders for ratification of their selection. A representative of BDO Seidman is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Required Vote

The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of BDO Seidman. In the event that the stockholders do not approve the selection of BDO Seidman, the Board of Directors will reconsider the appointment of the independent auditors. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of BDO Seidman, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

OWNERSHIP OF SECURITIES

The following table sets forth certain information as of February 29, 2008, regarding the ownership of our common stock by (i) each person, to our knowledge, who is known by us to beneficially own more than five percent of our common stock, (ii) each named executive officer, (iii) each of our company’s directors, and (iv) all of our company’s directors and executive officers as a group. This table lists applicable percentage ownership based on 20,348,338 shares of common stock outstanding as of February 29, 2008. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares subject to options or warrants that are exercisable currently or within 60 days of February 29, 2008, are deemed to be outstanding and beneficially owned by the person for the purpose of computing share and percentage ownership of that person. They are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them. Unless otherwise indicated, all addresses for the stockholders set forth below is c/o Rainmaker Systems, Inc., 900 East Hamilton Avenue, Suite 400, Campbell, California 95008.

Name of Beneficial Owner	Number of Shares Beneficially Owned (Including the Number of Shares Shown in the Second Column)	Number of Shares Owned as a Result of Options and Warrants Exercisable Within 60 Days of February 29, 2008	Percentage of Shares Outstanding
Diker Management LLC (1)	2,637,255	95,040	12.9%
Michael Silton	1,453,790	261,999	7.1
Steve Valenzuela	232,878	102,819	1.1
Alok Mohan	225,384	153,072	1.1
Robert Leff(2)	165,516	85,728	*
William Davidheiser	107,965	4,958	*
Bradford Peppard	73,517	51,728	*
Mitchell Levy (3)	65,973	50,728	*
Phillip Johnson	61,077	8,750	*
Larry Norris	37,950	4,687	*
All directors and officers as a group (9 persons)	2,424,050	724,469	11.5

*	Less than 1%

(1)	Beneficial and percentage ownership information is based on information contained in Amendment No. 2 to Schedule 13G filed with the SEC on February 12, 2007 by Diker GP, L.L.C. on behalf of itself and affiliated persons and entities.

(2)	Includes 400 shares owned by Mr. Leff’s wife.

(3)	Includes 2,100 shares owned by Mr. Levy’s wife.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of the Board of Directors, the executive officers of the Company and persons who hold more than ten percent (10%) of the Company’s outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent shareholders were complied with.

Equity Compensation Plans

The following table sets forth information as of December 31, 2007 with respect to shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans, including our 2003 Stock Incentive Plan and our 1999 Employee Stock Purchase Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	2,470,199	$4.93	723,602	(1)

(1)	Includes 131,981 shares of our common stock remaining available for future issuance under our 2003 Stock Incentive Plan, and 591,621 shares of our common stock remaining available for future issuance under our 1999 Employee Stock Purchase Stock Plan, all as of December 31, 2007.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table provides the name, age and positions of our executive officers and certain key employees.

Name	Age	Position
Michael Silton	43	President, Chief Executive Officer and Director
Steve Valenzuela	51	Senior Vice President, Finance, Chief Financial Officer and Corporate Secretary
Phillip Johnson	54	Vice President, Human Resources
William Davidheiser	44	Vice President, Engineering
Larry Norris	43	General Manager, Lead Generation

Set forth below is a description of the backgrounds, including business experience over the past five years, for each of our executive officers and certain key employees.

Michael Silton has served as Chief Executive Officer of our Company since October 1997 and as President of our Company since March 2005. He also served as Chairman of the Board since our Company’s inception through July 2003. In 1991, he founded our former business UniDirect, which specialized in the direct marketing and sales of business software.

Steve Valenzuela joined our Company in September 2004 as Vice President, Finance and Chief Financial Officer, was appointed Corporate Secretary in March 2005, and was appointed Senior Vice President in April 2007. Prior to joining our Company, from February 2003 to September 2004, Mr. Valenzuela served as the Vice President of Finance and Chief Financial Officer for the Thomas Kinkade Company, formerly Media Arts Group. From September 2000 to July 2002, Mr. Valenzuela served as the Senior Vice President and Chief Financial Officer for Silicon Access Networks, and from February 1999 to August 2000 as Senior Vice President and Chief Financial Officer for PlanetRx. Prior to PlanetRx, from August 1998 to February 1999, Mr. Valenzuela served as the Chief Financial Officer for LinkExchange. Mr. Valenzuela earned an MBA from Santa Clara University and a BS degree in Accounting from San Jose State University.

Phillip Johnson joined our company in February 2007 as Vice President Human Resources. In his previous position as Vice President, Human Resources and Administration at InfoGain from 1997 to 2006, Mr. Johnson was responsible for hundreds of employees in offices spread across the Americas, Europe and India. Prior to InfoGain, Mr. Johnson served from 1990 to 1997 at Tandem Computers, a global multi-million dollar corporation, as VP Human Resources and Public Affairs. There, he helped build a human resource organization sustaining a staff of thousands worldwide. Additionally, Mr. Johnson served as VP, Human Resources, for Altos Computer Systems, an international company employing over a thousand high-tech professionals.

William Davidheiser joined our company in May 2006 as Vice President Engineering following our acquisition of Metrics Corporation. Mr. Davidheiser served since 2003 as Chief Technical Officer, Metrics Corporation, where he managed the development of web-based BI platforms for major enterprises. Previously, as Vice President of Engineering at Blue Pumpkin from 2001 to 2003, Mr. Davidheiser was responsible for releasing a major new J2EE application suite and for maintaining and upgrading it for over 1,000 customers (many in the Fortune-500) using both onshore and offshore teams. In earlier positions he led the development of solutions for companies including XP Systems and General Motors/Hughes Aircraft.

Larry Norris joined our company in January 2007 following our acquisition of CAS Systems. Mr. Norris was previously President and COO of CAS Systems since March 2002, where he supervised the creation of process-oriented demand generation services that nearly doubled company revenue within two years. Previously, as Vice President of Business Development for AGEA, a wireless solutions provider, Mr. Norris created partnerships with Motorola, AT&T, Nextel and Weblink. Prior to AGEA, Mr. Norris was President and COO of Sunset Direct a best-of-breed database marketing organization whose revenue tripled during his tenure.

Introductory Note to Committee Reports

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report and the Report of the Audit Committee which follow shall not be deemed to be “soliciting material,” are not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

Compensation Committee Report—Executive Summary

Rainmaker’s executive compensation program for our named executive officers (NEOs) is administered by the Compensation Committee of the Board of Directors. The Compensation Committee currently consists of non-employee directors Robert Leff, Alok Mohan and Mitchell Levy. None of the Company’s executive officers serves as a member of the Board of Directors or on the Compensation Committee of the Company.

The Compensation Committee is responsible for (i) reviewing and recommending to the Board of Directors (Board) matters relating to employee compensation and benefit plans, (ii) reviewing and determining the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer (CEO) and the Chief Financial Officer (CFO), and (iii) establishing the general compensation policies for such individuals. We believe that the compensation programs for the Company’s NEOs should reflect the Company’s performance and the value created for the Company’s stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company, and should reward individual contributions to the Company’s success. The Compensation Committee’s function is more fully described in its charter which can be found on our website at www.rmkr.com.

On behalf of our shareholders, the Compensation Committee has carefully monitored our executive compensation programs. The Compensation Discussion and Analysis and tables that follow will show, we believe, structures for executive compensation that are appropriate and carefully considered. It is our general objective to provide our NEOs with (i) base salary at levels appropriate for the goals set for our management and (ii) performance-based incentives that reward solid financial performance with cash bonuses, restricted stock, and stock option awards.

Overall, the Compensation Committee believes that the compensation provided for NEOs in 2007 was entirely appropriate based upon our financial performance, general economic conditions, our analysis of compensation of surveyed companies, our assessments of individual and corporate performance, and other relevant factors.

Based on the review and discussions referred to below, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2008 Annual Meeting of Shareholders, which will be filed with the Securities and Exchange Commission.

Compensation Discussion and Analysis

1. Named Executive Officers

In this section of the Proxy Statement, we explain how our compensation program is designed and operates with respect to our named executive officers (NEOs). Our NEOs include (i) our Chief Executive Officer (CEO), (ii) our Chief Financial Officer (CFO), (iii) the two other most highly compensated executive officers in the fiscal year ended December 31, 2007, and (iv) two additional individuals for whom compensation disclosures would have been required, but for the fact that the individuals were not serving as executive officers of the Company on December 31, 2007. Our NEOs are identified in the Summary Compensation Table that appears following this Compensation Discussion and Analysis.

2. Overview of Executive Compensation Philosophy and Objectives

Our Compensation Committee firmly believes that the compensation provided to our NEOs should directly reflect the financial performance of the Company, and be closely tied to stockholder value. Our compensation plans are consequently designed to link individual rewards with the Company’s performance by applying objective, quantitative factors including the Company’s own business performance and general economic factors. We also rely upon subjective and qualitative factors such as technical expertise, leadership and management skills when structuring executive compensation in a manner consistent with our pay-for-performance philosophy.

In addition to providing our NEOs with compensation opportunities that are based upon their personal performance, the financial performance of the Company and their individual contribution to that performance, our Compensation Committee generally provides our NEOs with compensation that is competitive enough to retain highly skilled individuals. The Company is engaged in a very competitive industry, and the Company’s success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

3. Procedures for Determining Executive Compensation

In making its recommendations to the Board, the Compensation Committee considers all aspects of NEO compensation, and takes into account (i) our corporate performance, (ii) the CEO’s recommendations with respect to the total compensation for all NEOs, including his own, and (iii) the Radford Executive Compensation Survey data that our Human Resources department summarizes for the Compensation Committee. The Compensation Committee does not use a consultant, but has received some advice from Paul, Hastings, Janofsky & Walker LLP, its outside legal counsel. In its sole discretion, the Compensation Committee may accept or deny, in whole or in part, the recommendations of our CEO. For 2007, the Compensation Committee reviewed the recommendations of our CEO, determined the appropriateness of the recommendations in accordance with the market data and our corporate performance, and approved without adjustment.

Our Compensation Committee had various discussions during the fiscal year ended December 31, 2007, leading up to a full board meeting on November 19, 2007. During this meeting, the Board reviewed the Company’s financial performance and evaluated each of our NEO’s performance and compensation in view of the Company’s financial performance, with input and recommendations from the Compensation Committee. At this meeting, the Board considered the overall compensation of our NEOs, as recommended by the Compensation Committee, and approved without adjustment. See the “Executive Compensation Decisions for 2007” portion of this Compensation Discussion and Analysis for amounts and further details with respect to each element of compensation.

4. Elements of Executive Compensation

The material components of compensation for our NEOs from year to year, as well as the specific principles and purpose of each component, are set forth below. We believe that these components of compensation are necessary and appropriate in order to attract and retain qualified NEOs. See “Executive Compensation Decisions for 2007” for amounts and further detail. The compensation of our NEOs consists primarily of four major components:

•	Base salary;

•	Annual bonus;

•	Stock-based awards; and

•	Employee benefits programs:

•	Perquisites and other personal benefits

•	Severance and change in control benefits.

(a) Base Salary. In general, base salary is the compensation for services rendered in the position that the NEO serves. We establish base salaries after considering a variety of factors including each NEO’s qualifications and experience, prior employment, industry knowledge, scope of responsibilities, and individual performance, as well as internal pay equity and market survey data. Specific weightings are not applied to these factors. Base salaries are generally set annually as part of the compensation review process.

(b) Annual Bonus. Our pay-for-performance philosophy ensures that annual incentive compensation awards are tied to the achievement of business specific goals. Certain of the Company’s executive officers, including the CEO and CFO, have entered into employment agreements which provide for, in addition to base salary, bonuses to be awarded on the basis of the Company’s attainment of pre-established revenue and net income goals. It is the intent of the Compensation Committee to use these bonuses, in conjunction with the executive officer’s equity incentives, to tie a potentially large portion of the executive officer’s total compensation to the financial performance of the Company.

Our NEOs participate in one of two bonus programs that the Company maintains: (i) the Rainmaker Systems, Inc. Corporate Bonus Plan, which has been established for the benefit of our executive officers, and (ii) the Rainmaker Systems, Inc. General Manager Commission Plan, which has been established for the benefit of our general managers. The bonus plans are generally structured as follows, with changes made from year-to-year to reflect changing business needs and competitive circumstances:

•	At the beginning of each fiscal year, our CEO and CFO recommend quarterly and annual financial performance targets, as discussed below, subject to the approval of the Board.

•

At the close of each quarter of the fiscal year, the Compensation Committee assesses the Company’s performance against the pre-established quarterly metrics. Provided that the Company achieves at least 80 percent of its quarterly goals, the NEOs receive after the close of such quarter a bonus based on their individual payout target percentage and the weighted value of the applicable goal.

•

Similarly, at the close of the fiscal year, the Compensation Committee assesses the Company’s performance against the pre-established annual metrics. Provided that the Company achieves at least 80 percent of its annual goals, the NEOs receive after the close of the fiscal year a bonus based on their individual payout target percentage and the weighted value of the applicable goal.

The bonus plans provide for cash bonuses to be paid quarterly and annually when certain predetermined performance targets are achieved. The amount of the quarterly and annual bonuses that we pay to our NEOs is determined by a formula that weighs our quarterly and annual achievement of pre-established revenue and income goals. A bonus is only paid in the event the Company achieves at least 80 percent of its performance target. If our performance for any measure falls between 80 percent and 100 percent, we interpolate to determine the applicable payout percentage. If our performance for any measure exceeds 100 percent, the bonus amount payable to each such officer in respect of such component of the bonus formula shall be increased by 2.5% for each whole 1% increment achieved above such 100% attainment. The table below sets forth the bonus plan in which each NEO participated in 2007, the bonus opportunity (expressed as a percentage of compensation), the performance targets, and the weights assigned to each target.

Fiscal Year 2007 Annual Bonus Plan

Executive	Plan	Target (% of base salary)	Performance Targets	Weight
Michael Silton Chief Executive Officer	Corporate Bonus Plan	100%	Company’s achievement of • Quarterly revenue targets • Quarterly net income targets • Annual net income target	60%
Steve Valenzuela Sr. VP, CFO and Corporate Secretary	Corporate Bonus Plan	50%		20 20	% %
Phillip Johnson VP, Human Resources	Corporate Bonus Plan	40%	Company’s achievement of • Quarterly revenue targets • Quarterly net income targets	60 40	% %
William Davidheiser VP, Engineering	Corporate Bonus Plan	30%
Larry Norris General Manager	General Manager Commission Plan	47%	Group’s achievement of • Quarterly revenue targets • Quarterly group margin targets Company’s achievement of • Quarterly net income targets	60 30	% %
Robert Langer General Manager	General Manager Commission Plan	72%		10%
Clinton Hauptmeier General Manager	General Manager Commission Plan	62%

(c) Stock-based Awards. The stock-based awards are designed to create a meaningful opportunity for stock ownership based upon the NEO’s current position with the Company, the NEO’s personal performance in recent periods and his or her potential for future responsibility and promotion over the term of the award. The relevant weight given to each of these factors varies from individual to individual. Each grant is also designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business.

The Company maintains the 2003 Stock Incentive Plan (the 2003 Plan). The 2003 Plan permits the Compensation Committee to grant incentive stock options, non-qualified stock options, stock appreciation rights, shares, and restricted stock. The 2003 Plan was amended and restated effective May 15, 2007 in order to (i) amend the automatic option grant program for non-employee members of the Board, (ii) increase the number of options and restricted stock awards automatically granted to non-employee members of the Board on the date of each annual stockholders meeting, and (iii) reflect certain changes in applicable tax, securities and accounting rules arising after the date the 2003 Plan was originally implemented.

The Company annually grants restricted stock awards, incentive stock options (subject to the volume limitations contained in the Internal Revenue Code), and non-qualified stock options under the 2003 Plan to certain executive officers. Our Board established the third Monday of November as the day in which to make annual grants of restricted stock awards and stock option awards. The Board selected this time for grants because the annual grant dates in November generally fall within the middle of the fourth fiscal quarter (when the trading window is expected to be open). The Board has the flexibility to set grants at other dates during the year, but prefers this annual grant date in order to ensure that there is no timing, nor reason to time, our release of material non-public information for the purpose of affecting the value of executive compensation. Through authority delegated by the Board to the Chairman of the Compensation Committee, Robert Leff, the Compensation Committee may approve stock grants to new employees on the third Monday of each month following a new hire.

Regardless of when grants occur, the exercise price for stock options is always determined based on the closing market price of the Company’s common stock on the date on which the grant is approved by the Board or the Compensation Committee. Each stock option generally becomes exercisable in a series of installments over a four-year period, contingent upon the executive officer’s continued employment with the Company. Stock option awards generally vest 25% at the end of one year following the grant date and 1/36 each month during the following three years. Restricted stock awards generally vest 25% at the end of each of year following the award date. Restricted stock awards granted to executives in November 2007, vest in equal quarterly amounts over 4 years following the award date. The Company does not have stock ownership requirements. The Company has an “Insider Trading Policy” that sets certain restrictions on trading windows and that does not allow the hedging of its stock by executives.

We do not currently have any policy or guidelines on how to allocate the mix of stock options and restricted stock awards. In addition, we do not currently have any policy on recovering stock or option awards or cash payments under any circumstances (including events relating to financial restatements).

(d) Perquisites and Other Personal Benefits. The NEOs receive perquisites, principally pursuant to their employment agreements that were in effect in 2007. In various cases, the perquisites include personal expense reimbursements relating to health care premiums, car allowance, financial and tax planning, and 401(k) matching contributions at the same level provided for all eligible employees.

(e) Severance and Change in Control Payments. Our NEOs are entitled to severance and change-in-control benefits pursuant to employment agreements or pursuant to offer letters entered into at the time of hire. Our Compensation Committee did not see any reason to amend these agreements during 2007, on the premise that such benefits are competitive. The Company currently has employment agreements with Michael Silton, President, Chief Executive Officer and Director; Steve Valenzuela, Senior Vice President, Finance, Chief Financial Officer and Corporate Secretary; Phillip Johnson, Vice President, Human Resources; William Davidheiser, Vice President, Engineering; and Larry Norris, General Manager, Lead Generation.

The employment agreement, as amended, for Mr. Silton generally provides that if Mr. Silton’s employment is constructively terminated or terminated by the Company without cause, then Mr. Silton shall receive, with no duty to mitigate, the following: (i) an amount equal to one and one-quarter times Mr. Silton’s base salary and target annual bonus, to be paid in fifteen equal monthly payments; (ii) up to twelve months of health and life insurance benefits; and (iii) continued vesting of all unvested stock options and restricted stock awards up to fifteen months.

The employment agreement, as amended, for Mr. Valenzuela generally provides that if his employment is constructively terminated or terminated by the Company without cause, then Mr. Valenzuela shall receive, with no duty to mitigate, the following: (i) an amount equal to three-quarters times his base salary and target annual bonus, to be paid in nine equal monthly payments, (ii) nine months of health and life insurance benefits, and (iii) continued vesting of all unvested stock options and restricted stock awards for nine months.

To the extent not already vested, restricted stock awards and options to purchase Common Stock held by Mr. Silton and Mr. Valenzuela will immediately become vested in the event of a merger or other transaction in which more than 50% of the Company’s outstanding securities are transferred to persons different from those persons who are the Company’s stockholders prior to the merger or other transaction or upon the sale of all or substantially all the Company’s assets in complete liquidation or dissolution. Mr. Silton shall have not less than twelve months to exercise his unexercised options and Mr. Valenzuela shall have not less than nine months to exercise his unexercised options.

The employment agreement for Mr. Johnson, dated February 5, 2007, generally provides that if his employment is constructively terminated or terminated by the Company without cause, then Mr. Johnson shall receive, with no duty to mitigate, an amount equal to three months base salary.

The employment agreement for Mr. Davidheiser, dated May 12, 2006, generally provides that if his employment is constructively terminated or terminated by the Company without cause, then Mr. Davidheiser shall receive, with no duty to mitigate, an amount equal to four months base salary.

The employment agreement, amended August 14, 2007, for Mr. Norris generally provides that if his employment is constructively terminated or terminated by the Company without cause, then Mr. Norris shall receive, with no duty to mitigate, an amount equal to three months base salary.

The offer letter for Mr. Langer dated May 24, 2005, entitled him to the following severance benefits upon the termination of his service with the Company in September 2007: (i) one-third of his total target compensation for 2007, (ii) four months of health and life insurance benefits, and (iii) continued vesting of any unvested options for four months.

Mr. Hauptmeier’s employment agreement, dated February 8, 2005, entitled him to four months salary upon the termination of his service with the Company in September 2007.

(f) Inter-Relationship of Elements. The Compensation Committee reviews overall compensation including base salary, bonus and stock/option grants to make sure they are commensurate with the executive’s position and experience, and determines the weighting of each component of compensation based on market survey information from the Radford Executive Compensation Survey data. The Compensation Committee allocates between long-term and currently-paid out compensation, based on market survey data, which shows the allocation of current paid-out compensation and long-term compensation for comparable positions in the same general geographic area. Quarterly and annual cash bonuses are intended to provide each executive incentives to achieve the financial objectives for the current fiscal period, whereas equity compensation is structured to reward the executive for long-term performance of the Company, since equity vests over a number of years—usually four years.

5. Executive Compensation Decisions for 2007

The Compensation Committee made the following decisions in 2007 with respect to each distinctive component of executive compensation for the Company’s NEOs:

(a) Base Salary. The Compensation Committee increased the base salaries that the NEOs received from the levels that were in effect in 2006. The Compensation Committee believes this change was necessary to attract and retain the level of talent necessary to meet the Company’s strategic goals as well as to remain competitive in the Silicon Valley.

In November 2006, the Compensation Committee recommended base salaries for 2007, as part of its annual compensation review process. The Compensation Committee considered a variety of factors including each NEO’s qualifications and experience, prior employment, industry knowledge, scope of responsibilities, and individual performance, as well as internal pay equity and market survey data. Specifics weightings were not applied to these factors. The full Board approved the Compensation Committee’s recommendations without adjustment.

During 2007, the Board delegated limited authority to our CEO to increase the base salary for the NEOs, other than himself, by up to seven percent. With NEO retention as its purpose, this limited delegation of authority provides the CEO with an ability to negotiate to retain an executive officer if he deems necessary. This exercise of discretion has not been applied in 2007.

Effective April 2007, Mr. Valenzuela was promoted from Vice President to Senior Vice President of the Company, in conjunction with his current position as our Chief Financial Officer and Corporate Secretary. Mr. Valenzuela’s base salary and his target bonus remained constant from the previous position. However, his base salary and target bonus opportunity increased for the subsequent year, as discussed below.

Effective August 14, 2007, Mr. Norris was promoted to Vice President and General Manager of the lead generation business unit. Consistent with our pay-for-performance philosophy, a more significant portion of his total compensation became tied to the performance of our Company. Mr. Norris’ base salary remained constant from the previous position; however, his target bonus opportunity increased from 23.5% of base salary to 47% of base salary. His target bonus opportunity increased for the subsequent year, as discussed in the “Annual Bonus” section below.

On November 19, 2007 the Compensation Committee approved the base salaries for 2008, as part of its annual compensation review process. The Compensation Committee considered a variety of factors including each NEO’s qualifications and experience, prior employment, industry knowledge, scope of responsibilities, and individual performance, as well as internal pay equity and market survey data. Specifics weightings were not applied to these factors. The full Board approved the Compensation Committee’s recommendations without adjustment.

The annual rates of salary for fiscal year 2007, as well as for 2006 and 2008 are presented in the table below:

Executive	2008	2007	2006
Michael Silton Chief Executive Officer	$405,000	$350,000	$275,000
Steve Valenzuela Sr. Vice President, Chief Financial Officer and Corporate Secretary	$290,000	$259,000	$225,000
Phillip Johnson Vice President, Human Resources	$200,000	$186,000	—
William Davidheiser Vice President, Engineering	$196,000	$185,000	$160,000
Larry Norris General Manager	$170,000	$170,000	—
Robert Langer General Manager	—	$170,000	$160,000
Clinton Hauptmeier General Manager	—	$170,000	$160,000

(b) Annual Bonus. As discussed above, our NEOs participate in one of two bonus programs that the Company maintains: (i) the Rainmaker Systems, Inc. Corporate Bonus Plan, which has been established for the benefit of our executive officers, and (ii) the Rainmaker Systems, Inc. General Manager Commission Plan, which has been established for the benefit of our general managers.

The bonus plans provide for cash bonuses to be paid quarterly and annually when certain predetermined performance targets are achieved. The performance targets under both bonus programs generally include our achievement of quarterly revenue targets, quarterly income targets, and annual income targets. The amount of the quarterly and annual bonuses that we pay to our NEOs is determined by a formula that weighs our quarterly and annual achievement of pre-established revenue and income goals. A bonus is only paid in the event the Company achieves at least 80 percent of its performance target. If our performance for any measure falls between 80 percent and 100 percent, we interpolate to determine the applicable payout percentage. If our performance for any measure exceeds 100 percent, the bonus amount payable to each such officer in respect of such component of the bonus formula shall be increased by 2.5% for each whole 1% increment achieved above such 100% attainment.

The Company has determined that disclosing the specific revenue and income targets and actual results relative thereto would result in competitive harm by revealing to our competitors our earnings targets. However, the fiscal year 2007 payout thresholds on these corporate measurements were considered challenging when established. We believe the performance goals were difficult to achieve due to increased competition and overall economic conditions. Based on the partial achievement of our quarterly and annual performance targets, the actual bonuses paid (in comparison to the potential bonuses), are reflected on the table below as a percentage of each NEO’s salary.

Executive	Target	Actual
Michael Silton Chief Executive Officer	100%	53%
Steve Valenzuela Sr. Vice President, Chief Financial Officer and Corporate Secretary	50%	27%
Phillip Johnson Vice President, Human Resources	40%	24%
William Davidheiser Vice President, Engineering	30%	13%
Larry Norris General Manager	47%	33%
Robert Langer General Manager	72%	58%
Clinton Hauptmeier General Manager	62%	50%

The actual bonus payments are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table; the target bonus amounts are reported in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the Grants of Plan-Based Awards Table.

On November 19, 2007, the Compensation Committee, as approved by the Board, increased the 2008 target bonus amounts for Mr. Valenzuela (from 50% to 51%); Mr. Johnson (from 40% to 40.3%); Mr. Davidheiser (from 30% to 40%); and Mr. Norris (from 47.1% to 58.8%).

(c) Stock-based Awards. We currently award all restricted stock and options pursuant to the 2003 Plan. Annual Stock-based awards are generally approved by the Compensation Committee and the full Board on the third Monday of each November. When the Board approved the restricted stock and stock option awards on November 19, 2007, the award levels reflected the desirability of providing NEOs with significant equity-based incentives that aligned their financial interests with those of stockholders and included a four-year vesting schedule to serve as a retention incentive.

In addition, the Compensation Committee may approve, through authority delegated to the Chairman of the Compensation Committee, Robert Leff, stock-based awards to new employees on the third Monday of each month following their commencement date. On February 19, 2007, the Compensation Committee granted the following stock rights to the following NEOs who were newly hired or promoted:

Executive	Stock Awards (#)	Option Awards (#)
Phillip Johnson Vice President, Human Resources	15,000	30,000
William Davidheiser Vice President, Engineering	15,000	0
Larry Norris General Manager	10,000	15,000

Each stock option generally becomes exercisable in a series of installments over a four-year period, contingent upon the executive officer’s continued employment with the Company. The same period determines the vesting for restricted stock.

We generally grant stock options as incentive stock options where permitted in accordance with Section 422 of the Internal Revenue Code, subject to the volume the limitations.

(d) Perquisites and Post-Employment Benefits. Except for perquisite or post-employment benefit decisions relating to the hiring of Larry Norris and Phillip Johnson in early 2007, the Compensation Committee did not make affirmative perquisite or post-employment benefit decisions in 2007 with respect to the NEOS, with the Company providing perquisites honoring past obligations and maintaining post-employment benefits under its existing employment-related agreements with the NEOs.

(e) Financial Accounting Considerations. The relative expense associated with stock option and restricted stock awards factored into the Compensation Committee’s decision to consider restricted stock awards in addition to stock options, because of the volatility of the Company’s common stock and the resulting FAS123R stock option expense attached to stock options. The Compensation Committee feels that the option value for purposes of computing the FAS123R expense attached to stock options is disproportionately high and that restricted stock provides NEOs with an appropriate long term incentive.

(f) Tax Considerations. Section 162(m) of the Code imposes a limitation on the deductibility for federal income tax purposes of compensation exceeding $1.0 million paid to certain executive officers. Compensation above $1.0 million is not subject to the limitation if it is “performance-based compensation” within the meaning of the Code. The Company anticipates that any compensation deemed paid by it (whether by the disqualifying disposition of incentive stock options or the exercise of non-statutory stock options) in connection with options with exercise prices equal to the fair market of option shares on the grant date will qualify as performance-based compensation for purposes of Section 162(m) and will not have to be taken into account for purposes of the $1.0 million limitation per covered individual. Because all compensation paid to the executive officers has not approached the 162(m) limitation, the Compensation Committee has not had to use any of the available exemptions from the deduction limit.

We have granted stock options as incentive stock options in accordance with Section 422 of the Internal Revenue Code, subject to the volume the limitations. Generally, the exercise of an incentive stock option does not trigger any recognition of income or gain to the holder. If the stock is held until at least one year after the date of exercise (or two years from the date the option is granted, whichever is later), all of the gain on the sale of the stock, when recognized for income tax purposes, will be capital gain rather than ordinary income to the recipient. Consequently, we do not receive a tax deduction. For stock options that do not qualify as incentive stock options, we are entitled to a tax deduction in the year in which the stock options are exercised equal to the spread between the exercise price and the fair market value of the stock for which the stock option was exercised. The holders of the non-qualified stock options are generally taxed on this same amount in the year of exercise.

6. Post-2007 Executive Compensation Decisions

On February 13, 2008, the full Board set the bonus formula for the CEO, CFO, Mr. Johnson and Mr. Davidheiser as follows: (i) 60% of the target annual bonus amount to be paid to each such officer in 2008 shall be based upon whether the Company meets its quarterly revenue goals, as determined by the Company and approved by the Board, (ii) 20% of the target annual bonus amount to be paid to each such officer in 2008 shall be based upon whether the Company meets its quarterly non-GAAP performance goals, as determined by the Company and approved by the Board, (iii) 20% of the target annual bonus amount to be paid to each such officer in 2008 shall be based upon whether the Company meets its 2008 fiscal fourth quarter non-GAAP net income goal, as determined by the Company and approved by the Board, and (iv) with respect to each of the foregoing components of the above bonus formula (A) no bonus amount shall be earned in the applicable quarter or year in respect of such component of the bonus formula if the Company fails to meet at least 80% of the applicable quarterly or annual goal, as the case may be, and (B) if the Company exceeds 105% of the applicable quarterly or annual goal, as the case may be, the bonus amount payable to each such officer in respect to such component of the bonus formula shall be increased by 2.5% for each whole 1% increment achieved above such 105% attainment.

In March 2008, the Board approved, subject to shareholder approval, an amendment to the 2003 Plan to: (i) increase the number of shares reserved for plan awards by 950,000 shares and (ii) revise the evergreen provision to increase the maximum number of shares that will be automatically added to the 2003 Plan on an annual basis to 1,000,000 shares. Presently, the evergreen provision provides that the number of shares of common stock available for issuance under the 2003 Plan shall automatically increase on the first trading day of January by an amount equal to 4% of the total number of outstanding shares (as of the last trading day in December of the previous year), but shall not exceed 600,000 shares. If approved by the shareholders, the amended and restated 2003 Stock Plan will provide that the amount of the annual increase will be the lesser of (i) 4% of the total number of outstanding shares (as of the last trading day in December of the previous year) and (ii) 1,000,000 shares. The Company wishes to increase the number of shares available under the 2003 Plan because the number of shares currently available under the plan is insufficient to meet the Company’s goals of providing equity-based incentives to our executives and to attract talented executives in the future.

Compensation Earned

The table below summarizes the compensation paid by the Company to the CEO, CFO and other named executive officers for the fiscal years ended December 31, 2007 and 2006.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(3)	Bonus ($)(4)	Stock Awards ($)(5)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Volume and NQ DC Earnings ($)	All Other Compensation ($)(6)	Total ($)
Michael Silton	2007	350,000	—	233,269	—	185,163	—	56,023	824,455
President, Chief Executive Officer and Director	2006	275,000	—	20,875	57	309,875	—	48,878	654,685

Steve Valenzuela	2007	259,000	—	140,462	51,704	68,511	—	32,794	552,471
Senior Vice President, Chief Financial Officer and Corporate Secretary	2006	225,000	—	14,233	5,895	67,610	—	28,561	341,299

Phillip Johnson (1)	2007	169,091	—	36,354	34,375	39,926	—	6,449	286,195
Vice President, Human Resources

William Davidheiser (1)	2007	178,750	—	36,354	14,477	22,366	—	13,758	265,705
Vice President, Engineering

Larry Norris (1)	2007	152,639	—	23,922	17,188	50,393	—	15,327	259,469
General Manager

Robert Langer (2)	2007	132,610	—	51,286	12,409	77,488	—	78,556	352,349
General Manager	2006	160,000	—	5,693	1,415	90,515	—	6,578	264,201

Clinton Hauptmeier (2)	2007	121,181	—	34,191	12,409	60,472	—	79,811	308,064
General Manager	2006	160,000	—	3,795	1,415	87,653	—	6,142	259,005

(1)	Larry Norris was hired in January 2007. Phillip Johnson was hired in February 2007. William Davidheiser was promoted in 2007. No fiscal year 2006 compensation data is available or required to be reported for these NEOs.

(2)	Robert Langer and Clinton Hauptmeier separated from service with the Company in September 2007.

(3)	Salary is reported based on the amount earned for the calendar year.

(4)	Bonus relates to discretionary compensation, which was not awarded in 2007. Our NEOs received non-equity incentive plan compensation which is based on a measurable attainment schedule. This table excludes the non-equity quarterly and annual incentive bonus payments made in February 2007 that were earned in 2006 as follows: William Davidheiser ($13,929).

(5)	Stock and option award amounts in this table relate to the accounting expense for unvested options and restricted stock awards in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (SFAS 123(R)), which requires the expensing of equity stock awards. Please see Note 8 in the Notes to the Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2007 for assumptions used in calculating these amounts.

(6)	The figures reported in the “All Other Compensation Column” above include the following items:

Executive	Company- paid Medical	401(k) Matching Contribution	Financial Planning	Auto Allowance	Severance Payment	Total
Michael Silton	$11,662	$4,411	$15,950	$24,000	—	$56,023
Steve Valenzuela	$18,279	$2,515	—	$12,000	—	$32,794
Phillip Johnson	$6,333	$116	—	—	—	$6,449
William Davidheiser	$10,558	$3,200	—	—	—	$13,758
Larry Norris	$12,995	$2,332	—	—	—	$15,327
Robert Langer	$5,456	—	—	—	$73,100	$78,556
Clinton Hauptmeier	$4,849	$2,452	—	—	$72,510	$79,811

Grants of Plan-Based Awards

	Grant Date	Estimated Possible Payouts Under Non-equity Incentive Plan Awards			Stock Awards (#)(2)(4)	Option Awards (#)(3)(4)	Exercise Price of Option Awards ($/ share)	Grant Date Fair Value of Stock and Option Awards ($/ share)
Name		Threshold ($)	Target ($)(1)	Maximum ($)
Michael Silton		—	350,000	—	—	—	—	—
	11/19/07	—	—	—	240,000	—	—	$6.41

Steve Valenzuela		—	129,500	—	—	—	—	—
	11/19/07	—	—	—	65,000	—	—	$6.41

Phillip Johnson		—	74,400	—
	2/19/07	—	—	—	15,000	—	—	$9.50
	2/19/07	—	—	—	—	30,000	$9.50	$5.67
	11/19/07	—	—	—	40,000	—	—	$6.41

William Davidheiser		—	55,500	—
	2/19/07	—	—	—	15,000	—	—	$9.50
	11/19/07	—	—	—	40,000	—	—	$6.41

Larry Norris		—	79,900	—	—	—	—	—
	2/19/07	—	—	—	10,000	—	—	$9.50
	2/19/07	—	—	—	—	15,000	$9.50	$5.67
	11/19/07	—	—	—	25,000	—	—	$6.41

(1)	The NEOs listed above were granted awards under non-equity incentive plans that are payable in cash if earned. Payment of these awards is based on the attainment of certain measurable business metrics such as revenue, contribution margin, and net income as defined in each plan. There are no minimums or maximums with regard to these plans; however each plan has an established target for incentive payout. See the “Elements of Executive Compensation – Annual Bonus” and the “Executive Compensation Decisions for 2007—Annual Bonus” sections of the Compensation Discussion and Analysis above for further details.

(2)	Restricted stock awards granted in February 2007 vest 25% annually over a 4-year period of service after the award date, contingent upon the executive officer’s continued employment with the Company. Restricted stock awards granted in November 2007 vest in equal quarterly installments over a 4-year period of service after the award date, contingent upon the executive officer’s continued employment with the Company.

(3)	Each stock option identified above was granted at an exercise price equal to the closing market price of the Company’s common stock on the date on which such grant was approved by the Compensation Committee, and is generally exercisable for a 10-year term and becomes exercisable in a series of installments over a four-year period with 25% vesting on the twelve month anniversary of the initial grant date and the remaining options vesting monthly over thirty-six months, contingent upon the officer’s continued employment with the Company.

(4)	Compensation to be settled in equity in the future as listed above was awarded at the discretion of our Board of Directors. No equity-based incentive compensation awarded during 2007 is vested or exercisable as of December 31, 2007.

Outstanding Equity Awards

The following table sets forth certain information regarding the stock option grants and stock awards to the named executive officers as of the end of 2007.

Outstanding Equity Awards At December 31, 2007

Option Awards						Stock Awards
Name and Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexerciseable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($/ Share)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)	Market Value of Shares or Units of Stock That Have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Right That Have not Vested ($/Share)
Michael Silton
11/19/07	—	—	—	—	—	240,000	$1,538,400	—	—
11/20/06	—	—	—	—	—	82,500	$599,775	—	—
12/29/05	100,000	—	—	2.56	12/29/2015	—	—	—	—
4/18/05	3,628	—	—	2.55	4/18/2015	—	—	—	—
4/18/05	26,372	—	—	2.55	4/18/2015	—	—	—	—
6/21/04	3,272	—	—	10.20	6/21/2014	—	—	—	—
6/21/04	18,125	—	—	10.20	6/21/2014	—	—	—	—
6/21/04	8,603	—	—	10.20	6/21/2014	—	—	—	—
7/25/02	40,000	—	—	1.15	7/25/2010	—	—	—	—
7/25/02	25,000	—	—	1.15	7/25/2010	—	—	—	—
7/25/02	44,999	—	—	1.15	7/25/2010	—	—	—	—

Steve Valenzuela
11/19/2007	—	—	—	—	—	65,000	$416,650	—	—
11/20/2006	—	—	—	—	—	56,250	$408,938	—	—
11/20/2006	13,541	36,459	—	7.27	11/20/2016	—	—	—	—
4/18/2005	18,995	—	—	2.55	4/18/2015	—	—	—	—
4/18/2005	5,449	—	—	2.55	4/18/2015	—	—	—	—
9/30/2004	12,500	—	—	8.00	9/30/2014	—	—	—	—
9/30/2004	11,250	—	—	8.00	9/30/2014	—	—	—	—
9/30/2004	36,250	—	—	8.00	9/30/2014	—	—	—	—

Phillip Johnson
11/19/2007	—	—	—	—	—	40,000	$256,400	—	—
2/19/2007	—	—	—	—	—	15,000	$145,950	—	—
2/19/2007	—	30,000	—	9.50	2/19/2017	—	—	—	—

William Davidheiser
11/19/2007	—	—	—	—	—	40,000	$256,400	—	—
2/19/2007	—	—	—	—	—	15,000	$145,950	—	—
11/20/2006	3,791	10,209	—	7.27	11/20/2016	—	—	—	—

Larry Norris
11/19/2007	—	—	—	—	—	25,000	$160,250	—	—
2/19/2007	—	—	—	—	—	10,000	$97,300	—	—
2/19/2007	—	15,000	—	9.50	2/19/2017	—	—	—	—

Robert Langer
11/20/2006	—	—	—	—	—	22,500	$163,575	—	—
11/20/2006	3,250	8,750	—	7.27	11/20/2016	—	—	—	—

Option Exercises and Stock Vested

The table below summarizes all stock options exercised and value realized upon exercise and stock awards vested and value realized upon vesting by our CEO, CFO and other named executive officers during the year ended December 31, 2007.

Option Exercises and Stock Vested—2007

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael Silton	10,000	$52,520	27,500	$176,000
Steve Valenzuela	35,556	$214,019	18,750	$120,000
Phillip Johnson	—	—	—	—
William Davidheiser	—	—	—	—
Larry Norris	—	—	—	—
Robert Langer	67,500	$381,830	7,500	$48,000
Clinton Hauptmeier	74,999	$447,312	—	—

Other Potential Post-Employment Benefits

The following table sets forth the additional amounts that could have been realized by each named executive officer if termination of his employment were to occur as of December 31, 2007 under the following circumstances.

	Value of Amounts Payable
Name, Principal Position and Reasons for Potential Payments(1)	Cash Severance ($)		Equity Awards ($)		Employer- Paid Health Insurance ($)
Michael Silton, President, Chief Executive Officer and Director
For Cause or Voluntary Resignation	—		—		—
Death, Disability or Retirement	—		—		—
Without Cause	875,000	(2)	687,255	(3)	11,662	(4)
Good Reason	—		—		—
Change in Control:
Without Cause	875,000	(2)	1,945,073	(10)	11,662	(4)
Good Reason	—		—		—

Steve Valenzuela, Senior Vice President, Finance, Chief Financial Officer and Corporate Secretary
For Cause or Voluntary Resignation	—		—		—
Death, Disability or Retirement	—		—		—
Without Cause	291,375	(5)	208,421	(6)	13,709	(7)
Good Reason	—		—		—
Change in Control:
Without Cause	291,375	(5)	899,284	(10)	13,709	(7)
Good Reason	—		—		—

Phillip Johnson, Vice President, Human Resources
For Cause or Voluntary Resignation	—		—		—
Death, Disability or Retirement	—		—		—
Without Cause	46,500	(8)	—		—
Good Reason	46,500	(8)	—		—
Change in Control:
Without Cause	46,500	(8)	—		—
Good Reason	46,500	(8)	—		—

	Value of Amounts Payable
Name, Principal Position and Reasons for Potential Payments(1)	Cash Severance ($)		Equity Awards ($)	Employer- Paid Health Insurance ($)
William Davidheiser, Vice President, Engineering
For Cause or Voluntary Resignation	—		—	—
Death, Disability or Retirement	—		—	—
Without Cause	61,667	(9)	—	—
Good Reason	61,667	(9)	—	—
Change in Control:
Without Cause	61,667	(9)	—	—
Good Reason	61,667	(9)	—	—

Larry Norris, General Manager
For Cause or Voluntary Resignation	—		—	—
Death, Disability or Retirement	—		—	—
Without Cause	42,500	(8)	—	—
Good Reason	42,500	(8)	—	—
Change in Control:
Without Cause	42,500	(8)	—	—
Good Reason	42,500	(8)	—	—

(1)	The table omits the potential payments for the NEOs who in fact separated in 2007. See the “All Other Compensation” column of the Summary Compensation Table for the actual severance amounts that were paid or accrued with respect to Robert Langer and Clinton Hauptmeier.

(2)	Calculated as 125% of annual base salary and target bonus.

(3)	15 months of continued vesting and 123(R) expense for all unvested restricted shares.

(4)	12 months of continued health insurance premiums.

(5)	75% of annual base salary and target bonus.

(6)	9 months of continued vesting and 123(R) expense for all outstanding options and unvested restricted shares.

(7)	9 months of continued health insurance premiums.

(8)	3 months base salary.

(9)	4 months base salary.

(10)	Employment agreements specify immediate vesting of all unvested stock options and restricted shares in the event of a change in control. Amounts represent the remaining unamortized 123(R) expense for all stock options and restricted shares as of December 31, 2007.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company’s Board of Directors currently consists of non-employee directors Alok Mohan, Robert Leff and Mitchell Levy. None of the Company’s executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Company’s Board of Directors or Compensation Committee. No current member of the Company’s Compensation Committee has ever been an officer or employee of the Company.

Report of the Audit Committee of the Board of Directors

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards (including Statements on Auditing Standards (“SAS”) No. 114). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company (including the matters in the written disclosure required by the Independence Standards Board Standard No. 1), and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held four meetings during fiscal year 2007.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of BDO Seidman as the Company’s independent registered public accounting firm.

Submitted by the Audit Committee of the Company’s Board of Directors:

Bradford Peppard, Chair

Alok Mohan

Robert Leff

Annual Report

A copy of the Annual Report of the Company for the 2007 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

Form 10-K

The Company filed an Annual Report on Form 10-K with the SEC on March 11, 2008. Stockholders may obtain a copy of this report, free of charge, by writing to Investor Relations, Rainmaker Systems, Inc., 900 East Hamilton Avenue, Suite 400, Campbell, California 95008. In addition, copies of our annual, quarterly and current reports, and any amendments to those reports, are made available, free of charge, on or through our website as soon as reasonably practicable after electronically filing such reports with the SEC. Our website is http://www.rmkr.com.

Deadline for Receipt of Stockholder Proposals for 2009 Annual Meeting

The date by which stockholder proposals must be received by the Company for inclusion in our proxy statement and form of proxy for the 2009 Annual Meeting is January 15, 2009. Proposals of stockholders of the Company that are intended to be presented by such stockholders at next year’s Annual Meeting of Stockholders must also be received by us no later than January 15, 2009, in order that they may be considered at that meeting. The proxy solicited by the Board of Directors for the 2009 Annual Meeting of Stockholders will confer discretionary authority to vote on any proposal presented by a stockholder, and required or permitted to be voted on, at that meeting for which the Company has not been provided with notice on or prior to this date.

It is important that the proxies be returned promptly and that all shares be represented. Stockholders are urged to mark, date, sign and promptly return the accompanying proxy card in the enclosed envelope.

The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

By Order of the Board of Directors,

Michael Silton
President and Chief Executive Officer

Campbell, California

April 15, 2008

EXHIBIT A

CHARTER OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS OF

RAINMAKER SYSTEMS, INC.

This charter governs the operations of the Audit Committee (the “Committee”) of the Board of Directors (“Board”) of Rainmaker Systems, Inc. (the “Company”). The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors.

I. Organization

The Committee shall be members of, and appointed by, the Board of Directors and shall be comprised of at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fees from the Company and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of the Nasdaq listing standards. All Committee members shall be financially literate, and at least one member shall be an “audit committee financial expert,” as defined by SEC regulations, and shall be so named.

II. Purpose

The Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to: the integrity of the Company’s financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company’s independent auditors; the independent auditor’s qualifications and independence; and the Company’s compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors and management of the Company.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

III. Duties and Responsibilities

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors (“Board”) and report the results of their activities to the Board. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate:

A. The Committee shall be directly responsible for the appointment, compensation, retention, and termination of the independent auditors (subject, if applicable, to shareholder ratification), and the independent auditors must report directly to the Committee. The Committee also shall be directly responsible for the oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting. The Committee shall receive a report from the independent auditors at the end of each fiscal year delineating final fees charged for all audit and non-audit services.

B. In addition, the Committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and Nasdaq listing standards.

C. The Committee shall discuss with the independent auditors the overall scope and plans for their audits, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., the Company’s Standards of Business Ethics and Conduct).

D. At least annually, the Committee shall obtain and review a report by the independent auditors describing:

•

Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•	All relationships between the independent auditor and the Company (to assess the auditor’s independence).

E. The Committee shall receive a report, verbal or written, from the independent auditor, prior to the filing of its audit report with the SEC, on all critical accounting policies and practices of the Company, all material alternative treatments of financial information within U.S. generally accepted accounting principles (“US GAAP”) that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor, and other material written communications between the independent auditor and management.

F. The Committee shall review and discuss with the independent auditors, prior to the filing of Form 10-K, all items required to be communicated under generally accepted auditing standards, including audit adjustments, disagreements with management, consultation with other independent auditors, difficulties in performing the audit, etc.

G. The Committee shall review management’s evaluation of the effectiveness of internal controls as of the end of the most recent fiscal quarter. The Committee shall review the independent auditors’ report on the Company’s internal control over financial reporting as of the end of the most recent fiscal year. In connection with and prior to giving any required certifications, the CEO and the CFO must disclose to the independent auditors and the Committee all significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect Rainmaker’s ability to record, process, summarize and report financial information, and any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

H. The Committee shall review with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

I. The Committee shall prepare its report to be included in the Company’s annual proxy statement, as required by SEC regulations.

J. The Committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

K. The Committee shall review and discuss earnings press releases, Forms 8-K as appropriate, as well as financial information and earnings guidance provided to analysts and rating agencies.

L. The Committee shall meet separately periodically with management and the independent auditors to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the independent auditors to meet privately with the members of the Committee. The Committee shall review with the independent auditor any audit problems or difficulties and management’s response.

M. The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting, internal accounting controls, auditing or other matters.

N. The Committee shall receive corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

O. The Committee shall review, on at least an annual basis, with the Company’s counsel, any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and any inquiries received from regulators or governmental agencies.

P. The Committee shall review and approve all related-party transactions entered into by the Company.

Q. The Committee shall periodically review the Company’s ethics policy and ensure that management has established a system to enforce and comply with its ethics policy.

R. The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

IV. Frequency & Timing

The Committee shall meet from time to time, but at least quarterly, whenever appropriate in order to discharge the functions specified in this charter. The quarterly meetings shall include separate sessions, with management, the internal auditor and the independent auditors. A majority of the Committee will constitute a quorum for the conduct of business.

V. Minutes

Minutes will be kept of each meeting of the Committee and will be provided to each member of the Board. Except for matters reserved exclusively to the authority of the Committee in accordance with SEC and Nasdaq rules, any action of the Committee shall be subject to revision, modification, rescission or alteration by the Board of Directors, provided that no neglect of third parties shall be affected by any such revision, modification, rescission or alteration.

Adopted:     January 28, 2004

EXHIBIT B

RAINMAKER SYSTEMS, INC.

CHARTER FOR THE CORPORATE

GOVERNANCE

AND NOMINATING COMMITTEE

November 13, 2007

Purpose

The purpose of the Corporate Governance and Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) is to (1) oversee and advise the Board on corporate governance matters, (2) monitor and make recommendations to the Board on matters of Board policies, (3) and manage the nominating process for considering new Board members.

Composition and Term

The Committee will be appointed by, and serve at the discretion of, the Board, with the exact number being determined by the Board. Each of the members of the Committee will be an “independent director” whom (i) the Board has determined has no material relationship with the Company, (ii) satisfies the independence requirements of the Nasdaq Stock Market, (iii) is a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the “1934 Act”), as amended and (iv) is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), as amended as defined under the applicable rules and regulations of The NASDAQ Stock Market, as amended from time to time (the “Rules”).

The Committee members shall be appointed by the Board and shall serve until their successors are appointed by the Board. The Chairperson of this Committee shall be elected by the Board.

Duties and Responsibilities

The following shall be the principal recurring duties of the Committee in carrying out its responsibilities. These responsibilities are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities under this Charter, the Company’s By-Laws and governing law.

Governance:

1.	Develop and periodically review and recommend to the Board appropriate revisions to the Company’s Corporate Governance Guidelines;

2.	Monitor compliance with the Corporate Governance Guidelines;

3.	Keep the Board informed on Corporate Governance matters;

4.	Adopt such changes to the Charter as the Committee deems appropriate.

5.	Recommend to the Board the size and composition of the Board and the size, composition and functions of the Board committees;

6.	Recommend criteria to be used in reviewing and screening potential candidates to become potential Board members;

7.	Monitor and make recommendations to the Board on matters of Board policies:

8.	Recommend the process for evaluating the performance of directors and the Board as a whole;

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Nominating:

9.	Establish procedures for identifying candidates for the Board and periodically review potential Board candidates;

10.	Engage third parties to conduct searches for nominees to the Board of Directors as requested by the Board;

11.	Assist the Board in managing the process of selecting nominees for the Board;

12.	Review and make recommendations to the Board regarding proposals of stockholders that relate to corporate governance and stockholder proposals for nominations to the Board;

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APPENDIX A

RAINMAKER SYSTEMS, INC.

2003 STOCK INCENTIVE PLAN

Adopted by the Board of Directors: April 1, 2003

Approved by the Stockholders: May 14, 2003

Termination Date: March 31, 2013

(as amended and restated effective May 15, 2008)

ARTICLE ONE

GENERAL PROVISIONS

I. PURPOSE OF THE PLAN

This 2003 Stock Incentive Plan is intended to promote the interests of Rainmaker Systems, Inc., a Delaware corporation, by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II. STRUCTURE OF THE PLAN

A. The Plan shall be divided into five separate equity incentives programs:

-	the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

-	the Salary Investment Option Grant Program under which eligible employees may elect to have a portion of their base salary invested each year in special option grants,

-

the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

-

the Automatic Option Grant/Stock Issuance Program under which eligible non-employee Board members shall automatically receive option grants and stock issuances at designated intervals over their period of continued Board service, and

-

the Director Fee Option Grant Program under which non-employee Board members may elect to have all or any portion of their annual retainer fee otherwise payable in cash applied to a special stock option grant.

B. The provisions of Articles One and Seven shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III. ADMINISTRATION OF THE PLAN

A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary option grants or stock issuances for members of the Primary Committee must be authorized by a disinterested majority of the Board.

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B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any stock option or stock issuance thereunder.

D. The Primary Committee shall have the sole and exclusive authority to determine which Section 16 Insiders and other highly compensated Employees shall be eligible for participation in the Salary Investment Option Grant Program for one or more calendar years. However, all option grants under the Salary Investment Option Grant Program shall be made in accordance with the express terms of that program, and the Primary Committee shall not exercise any discretionary functions with respect to the option grants made under that program.

E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

F. Administration of the Automatic Option Grant/Stock Issuance and Director Fee Option Grant Programs shall be self-executing in accordance with the terms of those programs, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under those programs.

IV. ELIGIBILITY

A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

(i) Employees;

(ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B. Only Employees who are Section 16 Insiders or other highly compensated individuals shall be eligible to participate in the Salary Investment Option Grant Program.

C. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan and the specific limitations described herein, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

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D. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

E. The individuals who shall be eligible to participate in the Automatic Option Grant/Stock Issuance Program shall be limited to (i) those individuals who first become non-employee Board members on or after the Plan Effective Date, whether through appointment by the Board or election by the Corporation’s stockholders, and (ii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholders Meetings held after the Plan Effective Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant or stock issuance under the Automatic Option Grant/Stock Issuance Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants and stock issuances under the Automatic Option Grant/Stock Issuance Program while he or she continues to serve as a non-employee Board member.

F. All non-employee Board members shall be eligible to participate in the Director Fee Option Grant Program.

V. STOCK SUBJECT TO THE PLAN

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 4,705,690 shares, subject to Section V.B. below.

B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan by an amount equal to four percent (4%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed One Million (1,000,000) shares.

C. No one person participating in the Plan may receive stock options or separately exercisable stock appreciation rights for more than 200,000 shares of Common Stock in the aggregate per calendar year.

D. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) those options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation at the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance. Shares of Common Stock underlying one or more stock appreciation rights exercised under Section IV of Article Two, Section III of Article Three, Section II of Article Five or Section III of Article Six of the Plan shall not be available for subsequent issuance under the Plan.

E. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class

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without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant/Stock Issuance Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan, and (v) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section V.B of this Article One. Such adjustments to the outstanding options are to be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I. OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A. Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Seven and the documents evidencing the option, be payable in one or more of the forms specified below:

(i) cash or check made payable to the Corporation,

(ii) shares of Common Stock held for the requisite period, if any, necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date. Additionally each option shall become exercisable at a rate of at least twenty percent (20%) per year over five (5) years from the option grant date, subject to continued employment. However, such limitation will not apply to officers, members of the Board or consultants and other independent advisors of the Corporation.

APP-4

C. Effect of Termination of Service. The following provisions shall govern the exercise of any options held by the Optionee at the time of termination of Service by for any reason, including death and Permanent Disability:

(i) Any option outstanding at the time of the Optionee’s termination of Service shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, provided that such period shall be:

(a) at least six (6) months from the date of such termination if such termination was caused by death or Permanent Disability; or

(b) at least thirty (30) days from the date of such termination if such termination was not caused by death or Permanent Disability.

but no option shall be exercisable after the expiration of the option term.

(ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.

(iii) Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options under this Article Two, then all those options shall terminate immediately and cease to be outstanding.

(iv) Except to the extent otherwise provided in the documents evidencing an option, the option shall terminate and cease to be outstanding immediately upon the Optionee’s cessation of Service to the extent that the option is not at that time exercisable for vested shares. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised.

D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options that are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right. The Plan Administrator may not impose a vesting schedule upon any option grant or the shares of Common Stock subject to that option which is more restrictive than twenty percent (20%) per year vesting, with the initial vesting to occur not later than one (1) year after the option grant date. However, such limitation will not apply to officers, members of the Board or consultants and other independent advisors of the Corporation.

F. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death. However, a Non-Statutory Option may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option

APP-5

immediately prior to such assignment and shall be set forth in such documents issued to the assignee, as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II. INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Seven shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A. Eligibility. Incentive Options may only be granted to Employees.

B. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).

To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

C. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL

A. At least five business days before any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

B. All outstanding repurchase rights shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

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C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year and (iv) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under this Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of such Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock, whether or not those options are to be assumed in the Corporate Transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall not be assignable in connection with such Corporate Transaction and shall accordingly terminate upon the consummation of such Corporate Transaction, and the shares subject to those terminated rights shall thereupon vest in full.

F. The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall become exercisable for all the shares of Common Stock at the time subject to those options in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed and do not otherwise accelerate. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

G. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Change in Control, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall terminate automatically upon the consummation of such Change in Control, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program and the termination of one or more of the Corporation’s outstanding repurchase rights under such program upon the subsequent termination of the Optionee’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control.

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H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under the Federal tax laws.

I. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV. CANCELLATION AND REGRANT OF OPTIONS

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program and to grant in substitution new options covering the same or a different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

V. STOCK APPRECIATION RIGHTS

A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

(i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

(ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

(iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

(i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

(ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock at the time subject to such option (whether or not the option is otherwise at that time exercisable for those shares) over (B) the aggregate exercise price payable for those shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

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(iii) At the time such limited stock appreciation right is granted, the Plan Administrator shall pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

ARTICLE THREE

SALARY INVESTMENT OPTION GRANT PROGRAM

I. OPTION GRANTS

The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years (if any) for which the Salary Investment Option Grant Program is to be in effect, to adjust the program terms set forth below in any manner that the Primary Committee considers necessary or advisable in order to satisfy any applicable requirements of Code Section 409A, and to select the Section 16 Insiders and other highly compensated Employees eligible to participate in the Salary Investment Option Grant Program for such calendar year or years. Each selected individual who elects to participate in the Salary Investment Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by an amount not less than Ten Thousand Dollars ($10,000.00) nor more than Fifty Thousand Dollars ($50,000.00). Each individual who files such a timely authorization shall automatically be granted an option under the Salary Investment Grant Program on the first trading day in January of the calendar year for which the salary reduction is to be in effect. Any person who is a California resident may not participate in the Salary Investment Option Grant Program.

II. OPTION TERMS

Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

A. Exercise Price.

1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B. Number of Option Shares. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

X = A / (B x 66-2/3%), where

X is the number of option shares,

A is the dollar amount of the reduction in the Optionee’s base salary for the calendar year to be in effect pursuant to this program, and

B is the Fair Market Value per share of Common Stock on the option grant date.

C. Exercise and Term of Options. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee’s completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten (10) years

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measured from the option grant date, and (regardless of when the option is exercised) shall be settled only through the Company’s delivery of shares to the Optionee on the first to occur of (i) the option’s expiration date, (ii) the January 1st that next follows the expiration of the three (3)-year period measured from the date of the Optionee’s cessation of Service for any reason, including death, (iii) the termination of the option in connection with a Corporate Transaction, or (iv) the surrender of the option in connection with a Hostile Take-Over.

D. Effect of Termination of Service. Should the Optionee cease Service for any reason while holding one or more options under this Article Three, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Service. Should the Optionee die while holding one or more options under this Article Three, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee’s cessation of Service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the designated beneficiary or beneficiaries of the option. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee’s cessation of Service. However, the option shall, immediately upon the Optionee’s cessation of Service for any reason, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

III. CORPORATE TRANSACTION/ CHANGE IN CONTROL/ HOSTILE TAKE-OVER

A. In the event of any Corporate Transaction while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. Each such outstanding option shall terminate immediately following the Corporate Transaction, except to the extent assumed by the successor corporation (or parent thereof) in such Corporate Transaction. Any option so assumed shall remain exercisable for the fully vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee’s cessation of Service.

B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. The option shall remain so exercisable until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee’s cessation of Service, (iii) the termination of the option in connection with a Corporate Transaction or (iv) the surrender of the option in connection with a Hostile Take-Over.

C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Salary Investment Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. The Primary Committee shall, at the time the option with such limited stock appreciation right is granted under the Salary Investment Option Grant Program, pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Primary Committee or the Board shall be required at the time of the actual option surrender and cash distribution.

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D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under this Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

E. The grant of options under the Salary Investment Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV. REMAINING TERMS

The remaining terms of each option granted under the Salary Investment Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program, subject to changes the Primary Committee makes in order to conform the program with Code Section 409A.

ARTICLE FOUR

STOCK ISSUANCE PROGRAM

I. STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals.

A. Purchase Price.

1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

2. Subject to the provisions of Section I of Article Seven, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i) cash or check made payable to the Corporation, or

(ii) past services rendered to the Corporation (or any Parent or Subsidiary).

B. Vesting Provisions.

1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated

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performance goals. The Plan Administrator may not impose a vesting schedule upon any stock issuance or share right award effected under the Stock Issuance Program which is more restrictive than twenty percent (20%) per year vesting, with initial vesting to occur not later than one (1) year after the issuance date. However, such limitation will not apply to officers, members of the Board or consultants and other independent advisors of the Corporation.

2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

6. Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals have not been attained.

II. CORPORATE TRANSACTION/CHANGE IN CONTROL

A. All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

B. The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant’s Service should subsequently terminate by reason of an

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Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

C. The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control.

III. SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FIVE

AUTOMATIC OPTION GRANT/STOCK ISSUANCE PROGRAM

The provisions of this Article Five set forth the terms and conditions of the Automatic Option Grant/Stock Issuance Program. Sections I through III of this Article Five shall govern the automatic grant of Options under such program and Sections IV through VI of this Article Five shall govern the automatic issuance of shares of Common Stock under such program.

I. OPTION TERMS

A. Grant Dates. Each individual who is first elected or appointed as a non-employee Board member shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase Twenty Thousand (20,000) shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

B. Exercise Price.

1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

C. Option Term. Each option shall have a term of ten (10) years measured from the option grant date.

D. Exercise and Vesting of Options. Each option shall be immediately exercisable for any or all of the option shares. However, any unvested shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee’s cessation of Board service prior to vesting in those shares. The shares subject to each initial Twenty Thousand (20,000)-share grant shall vest, and the Corporation’s repurchase right shall lapse, in a series of eight (8) successive equal quarterly installments upon the Optionee’s completion of each three (3)-month period of service as a Board member over the twenty-four (24)-month period measured from the option grant date.

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E. Limited Transferability of Options. Each option under this Article Five may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee, as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Five, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

F. Termination of Board Service. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

(i) The Optionee (or, in the event of Optionee’s death, the personal representative of the Optionee’s estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or the designated beneficiary or beneficiaries of such option) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

(ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee’s cessation of Board service.

(iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully vested shares of Common Stock.

(iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

II. CORPORATE TRANSACTION/ CHANGE IN CONTROL/ HOSTILE TAKE-OVER

A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the option shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the option shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Each such option shall remain exercisable for such fully vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

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C. All outstanding repurchase rights shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction or Change in Control.

D. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

E. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under this Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

F. The grant of options under the Automatic Option Grant/Stock Issuance Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III. REMAINING TERMS

The remaining terms of each option granted under the Automatic Option Grant/Stock Issuance Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

IV. STOCK ISSUANCE TERMS

A. Issuance Dates. On the date of each Annual Stockholders Meeting, each individual who is to continue to serve as a non-employee Board member, whether or not that individual is standing for re-election to the Board at that particular Annual Meeting, shall automatically be issued Twenty Thousand (20,000) shares of Common Stock (with the exception of the Chairman of the Board, who shall automatically be issued Fifty Thousand (50,000) shares of Common Stock), provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such automatic share issuances any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received one or more stock option grants or stock issuances from the Corporation shall be eligible to receive one or more such stock issuances over their period of continued Board service.

B. Purchase Price.

1. The purchase price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

2. The purchase price shall be payable in one or more of the alternative forms authorized under the Stock Issuance Program.

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C. Vesting of Shares. The shares subject to each annual Twenty Thousand (20,000)-share issuance (or, in the case of the Chairman of the Board, each annual Fifty Thousand (50,000)-share issuance) shall vest in a series of four successive annual installments upon the Participant’s completion of each one (1)-year period of service as a Board member over the four (4)-year period measured from the issuance date.

D. Termination of Board Service. The following provisions shall govern any unvested shares of Common Stock issued under the Automatic Option Grant/Stock Issuance Program held by the Participant at the time the Participant ceases to serve as a Board member:

1. Should the Participant cease to remain in Service as a Board member while holding one or more unvested shares of Common Stock issued under the Automatic Option Grant/Stock Issuance Program, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

2. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service as a Board member. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service as a Board member.

V. CORPORATE TRANSACTION/ CHANGE IN CONTROL

A. All of the Corporation’s outstanding repurchase rights shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction or Change in Control.

B. The issuance of shares of Common Stock under the Automatic Option Grant/Stock Issuance Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

VI. REMAINING TERMS

The remaining terms of each issuance of Common Stock automatically issued under the Automatic Option Grant/Stock Issuance Program shall be the same as the terms in effect for issuances made under the Stock Issuance Program.

ARTICLE SIX

DIRECTOR FEE OPTION GRANT PROGRAM

I. OPTION GRANTS

The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years for which the Director Fee Option Grant Program is to be in effect and to adjust the program terms set forth below in any manner that the Primary Committee considers necessary or advisable in order to satisfy any applicable requirements of Code Section 409A. For each such calendar year the program is in effect, each non-employee Board member may irrevocably elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board for that year to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Corporation’s Chief

APP-16

Financial Officer prior to the first day of the calendar year for which the annual retainer fee which is the subject of that election is otherwise payable. Each non-employee Board member who files such a timely election shall automatically be granted an option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which the annual retainer fee which is the subject of that election would otherwise be payable in cash. Any person who is California resident may not participate in the Director Fee Option Grant Program.

II. OPTION TERMS

Each option shall be a Non-Statutory Option governed by the terms and conditions specified below.

A. Exercise Price.

1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B. Number of Option Shares. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

X = A / (B x 66-2/3%), where

X is the number of option shares,

A is the portion of the annual retainer fee subject to the non-employee Board member’s election, and B is the Fair Market Value per share of Common Stock on the option grant date.

C. Exercise and Term of Options. The option shall become exercisable in a series of twelve (12) equal monthly installments upon the Optionee’s completion of each calendar month of Board service during the calendar year for which the retainer fee election is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date, and (regardless of when the option is exercised) shall be settled only through the Company’s delivery of shares to the Optionee on the first to occur of (i) the option’s expiration date, (ii) the January 1st that next follows the expiration of the three (3)-year period measured from the date of the Optionee’s cessation of Service for any reason, including death, (iii) the termination of the option in connection with a Corporate Transaction, or (iv) the surrender of the option in connection with a Hostile Take-Over.

D. Limited Transferability of Options. Each option under this Article Six may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee, as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Six, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

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E. Termination of Board Service. Should the Optionee cease Board service for any reason (other than death or Permanent Disability) while holding one or more options under this Director Fee Option Grant Program, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Board service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. However, each option held by the Optionee under this Director Fee Option Grant Program at the time of his or her cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

F. Death or Permanent Disability. Should the Optionee’s service as a Board member cease by reason of death or Permanent Disability, then each option held by such Optionee under this Director Fee Option Grant Program shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may be exercised for any or all of those shares as fully vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. In the event of the Optionee’s death while holding such option, the option may be exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the designated beneficiary or beneficiaries of such option.

Should the Optionee die after cessation of Board service but while holding one or more options under this Director Fee Option Grant Program, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee’s cessation of Board service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the designated beneficiary or beneficiaries of such option. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee’s cessation of Board service.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

A. In the event of any Corporate Transaction while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. Each such outstanding option shall terminate immediately following the Corporate Transaction, except to the extent assumed by the successor corporation (or parent thereof) in such Corporate Transaction. Any option so assumed shall remain exercisable for the fully vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee’s cessation of Board service.

B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. The option shall remain so exercisable until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee’s cessation of Board service, (iii) the termination of the option in connection with a Corporate Transaction or (iv) the surrender of the option in connection with a Hostile Take-Over.

C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Director Fee Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal

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to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under this Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

E. The grant of options under the Director Fee Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV. REMAINING TERMS

The remaining terms of each option granted under this Director Fee Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program, subject to changes the Primary Committee makes in order to conform the program with Code Section 409A.

ARTICLE SEVEN

MISCELLANEOUS

I. TAX WITHHOLDING

A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant/Stock Issuance or Director Fee Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair

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Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

II. EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan, as amended and restated herein, shall become effective immediately on the Plan Restatement Effective Date. However, the Salary Investment Option Grant Program and the Director Fee Option Grant Program shall not be implemented until such time as the Primary Committee may deem appropriate. Options may be granted under the Discretionary Option Grant at any time on or after the Plan Effective Date, and the initial option grants under the Automatic Option Grant/Stock Issuance Program shall also be made on the Plan Effective Date to any non-employee Board members eligible for such grants at that time. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation’s stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

B. The Plan shall terminate upon the earliest to occur of (i) March 31, 2013 (or May 15, 2018 with respect only to all Plan awards relating to shares subject to the increased share reserve arising from the 2008 amendment and restatement of the Plan), (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Should the Plan terminate on March 31, 2013 (or May 15, 2008 to the extent applicable), then all option grants and unvested stock issuances outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

III. AMENDMENT OF THE PLAN

A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and Salary Investment Option Grant Programs and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

IV. USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

APP-20

V. REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VI. NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APP-21

APPENDIX TO THE PLAN

The following definitions shall be in effect under the Plan:

A. Automatic Option Grant/Stock Issuance Program shall mean the automatic option grant and stock issuance program in effect under Article Five of the Plan.

B. Board shall mean the Corporation’s Board of Directors.

C. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

(i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders, or

(ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

D. Code shall mean the Internal Revenue Code of 1986, as amended.

E. Common Stock shall mean the Corporation’s common stock.

F. Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

G. Corporation shall mean Rainmaker Systems, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Rainmaker Systems, Inc. which shall by appropriate action adopt the Plan.

H. Director Fee Option Grant Program shall mean the special stock option grant in effect for non-employee Board members under Article Six of the Plan.

I. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article Two of the Plan.

J. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

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K. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

L. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market or SmallCap Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or SmallCap Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market or SmallCap Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

M. Hostile Take-Over shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.

N. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

O. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

P. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

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Q. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

R. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

S. Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant, Salary Investment Option Grant, Automatic Option Grant/Stock Issuance or Director Fee Option Grant Program.

T. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

U. Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program or the Automatic Option Grant/Stock Issuance Program.

V. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant/Stock Issuance and Director Fee Option Grant Programs, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

W. Plan shall mean the Corporation’s 2003 Stock Incentive Plan, as set forth in this document.

X. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

Y. Plan Effective Date shall mean the date the Plan shall become effective and shall be coincident with the second trading day following stockholder approval of the Plan.

Z. Plan Restatement Effective Date shall mean the date the Plan, as amended and restated herein, shall become effective and shall be coincident with the second trading day following stockholder approval of the restated Plan in 2008. In the absence of such approval, this restatement of the Plan shall be null and void, and the provisions of the Plan as in effect before this restatement shall remain in effect.

AA. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders and to administer the Salary Investment Option Grant Program solely with respect to the selection of the eligible individuals who may participate in such program.

BB. Salary Investment Option Grant Program shall mean the salary investment option grant program in effect under Article Three of the Plan.

CC. Secondary Committee shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

DD. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

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EE. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

FF. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

GG. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program or the Automatic Option Grant/Stock Issuance Program.

HH. Stock Issuance Program shall mean the stock issuance program in effect under Article Four of the Plan.

II. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

JJ. Take-Over Price shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

KK. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

LL. Withholding Taxes shall mean the Federal, state and local income and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.

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RAINMAKER SYSTEMS, INC.

PROXY

COMMON STOCK

Annual Meeting of Stockholders, May 15, 2008

This Proxy is solicited on Behalf of the Board of Directors of

Rainmaker Systems, Inc.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held May 15, 2008 and the Proxy Statement and appoints Steve Valenzuela and Michael Silton, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of the Common Stock of Rainmaker Systems, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Prune Yard Plaza Hotel, 1995 South Bascom Ave, Campbell, CA, 95008, on May 15, 2008 at 8:00a.m., Pacific Daylight Savings Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

The Board of Directors recommends a vote IN FAVOR OF the listed director, a vote IN FAVOR of the proposal to amend our 2003 Stock Incentive Plan and a vote IN FAVOR OF the proposal to ratify our auditors. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the director listed and IN FAVOR OF the other proposals.

(Continued, and to be marked, dated and signed, on the other side)

DETACH PROXY CARD HERE

☐         PLEASE MARK VOTES AS SHOWN IN THIS EXAMPLE

1.         Election of Directors: To elect one director to serve for a three-year term ending in the year 2011 or until his successor is duly elected and qualified:

☐ FOR	☐ WITHHOLD AUTHORITY TO VOTE

            Bradford Peppard

2.         To approve the amendments to the Company’s 2003 Stock Incentive Plan to (i) increase the number of shares of common stock available for issuance under the Plan by 950,000 shares, (ii) to adjust the annual evergreen increase under the Plan to equal the lesser of (A) 4% of the common stock outstanding on the last trading day in December of the then immediately preceding calendar year and (B) 1,000,000 shares, and (iii) permit awards with respect to such increased number of shares potentially over the next ten years through May 15, 2018.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.         To ratify the appointment of BDO Seidman, LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.         In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

(Print name(s) on certificate)

Please sign your name:

(Authorized Signature(s)
Date: